                     REAL ESTATE PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                                AEW/MCCORD, L.P.

                                       AND

                           HARVARD PROPERTY TRUST, LLC

                          CONCERNING PROPERTY COMMONLY
                              KNOWN AS TRAVIS TOWER
                                IN HOUSTON, TEXAS

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                                TABLE OF CONTENTS

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ARTICLE 1 - Definitions; Property Identification..................................................................1

ARTICLE 2 - Agreement; Purchase Price.............................................................................7
    Section 2.1.  Agreement to Sell and Purchase..................................................................7
    Section 2.2.  Purchase Price..................................................................................7

ARTICLE 3 - Deposit...............................................................................................7
    Section 3.1.  Deposit.........................................................................................7

ARTICLE 4 - Survey and Title Commitment...........................................................................8
    Section 4.1.  Title and Survey................................................................................8

ARTICLE 5 - Inspection, Audit and Financing.......................................................................9
    Section 5.1.  Access..........................................................................................9
    Section 5.2.  Study Period...................................................................................10
    Section 5.3  Confidentiality.................................................................................10
    Section 5.4.  Reporting......................................................................................11
    Section 5.5. Assumption of Contracts.........................................................................12

ARTICLE 6 - Conditions Precedent, Casualty Damage or Condemnation................................................12
    Section 6.1.  Conditions Precedent Favoring Purchaser........................................................12
    Section 6.2.  Conditions Precedent Favoring Seller...........................................................13
    Section 6.3.  Risk of Loss...................................................................................14
    Section 6.4.  Condemnation...................................................................................14
    Section 6.5.  Leasing & Other Activities Prior to Closing....................................................14

ARTICLE 7 - Representations, Warranties and Covenants............................................................15
    Section 7.1.  Purchaser's Representations....................................................................15
    Section 7.2.  Seller's Representations.......................................................................18
    Section 7.3.  Seller's Knowledge.............................................................................20
    Section 7.5. Notice of Breach................................................................................20

ARTICLE 8 - Closing..............................................................................................21
    Section 8.1.  Closing Date...................................................................................21
    Section 8.2.  Seller's Deliveries............................................................................21
    Section 8.3.  Purchaser's Deliveries.........................................................................22
    Section 8.4.  Costs and Prorations...........................................................................22
    Section 8.5.  Possession.....................................................................................25

ARTICLE 9 - Real Estate Commission...............................................................................25
    Section 9.1.  Commissions....................................................................................25

ARTICLE 10 - Termination and Default.............................................................................25
    Section 10.1.  Termination without Default...................................................................25
    Section 10.2.  Purchaser's Default...........................................................................26
    Section 10.3.  Seller's Default..............................................................................26
    Section 10.4.  Breach of Representations.....................................................................27
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
ARTICLE 11 - Miscellaneous.......................................................................................27
    Section 11.1.  Entire Agreement..............................................................................27
    Section 11.2.  Binding On Successors and Assigns.............................................................27
    Section 11.3.  Assignment by Purchaser.......................................................................28
    Section 11.4.  Waiver........................................................................................28
    Section 11.5.  Governing Law.................................................................................28
    Section 11.6.  Counterparts..................................................................................28
    Section 11.7.  Notices.......................................................................................28
    Section 11.8.  Attorneys' Fees...............................................................................29
    Section 11.9.  IRS Real Estate Sales Reporting...............................................................30
    Section 11.10.  Time Periods.................................................................................30
    Section 11.11.  Modification of Agreement....................................................................30
    Section 11.12.  Further Instruments..........................................................................30
    Section 11.13.  Descriptive Headings; Word Meaning...........................................................30
    Section 11.14.  Time of the Essence..........................................................................30
    Section 11.15   Tenant in Common Interests...................................................................30
    Section 11.16   Section 1031 Exchange........................................................................30
    Section 11.17  Construction of Agreement.....................................................................31
    Section 11.18. Limitations on Liability......................................................................31
    Section 11.19.  Severability.................................................................................32
    Section 11.20.  No Recording.................................................................................32
    Section 11.21. No Implied Agreement..........................................................................32
    Section 11.22. Facsimile Signatures..........................................................................32
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                                    Exhibits
                                    --------

Exhibit A                        - Description of the Land
Exhibit B                        - Form of Tenant Estoppel
Exhibit B-1                      - Form of Seller Estoppel
Exhibit C                        - Rent Roll
Exhibit D                        - List of Continuing Contracts
Exhibit E                        - Telecommunication Agreements
Exhibit F                        - Form of Deed
Exhibit G                        - Form of Bill of Sale and General Assignment
Exhibit H                        - Form of Assignment and Assumption Agreement
Exhibit I                        - Representation Certificate
Exhibit J                        - Form of Agreement re Letter of Credit

                     REAL ESTATE PURCHASE AND SALE AGREEMENT


        THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is entered and into as of the Effective Date (defined below) by and between AEW/McCord, L.P., a Delaware limited partnership (the "SELLER") and Harvard Property Trust, LLC a Delaware limited liability company ("PURCHASER").

        In consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        SECTION 1.1 DEFINITIONS. For purposes of this Agreement, capitalized terms not otherwise defined herein have the meanings set forth below:

        "ANTI-TERRORISM LAWS" shall have the meaning set forth in SECTION
7.1(I).

        "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an Assignment and Assumption Agreement substantially in the form attached hereto as EXHIBIT H.

        "BILL OF SALE" shall mean a bill of sale and general assignment substantially in the form attached hereto as EXHIBIT G.

        "BUSINESS DAY" shall mean any day of the week other than (i) Saturday and Sunday, (ii) a day on which banking institutions in Boston, Massachusetts or the city in which the Real Property is located are obligated or authorized by law or executive action to be closed to the transaction of normal banking business, or (iii) a day on which governmental functions in the Boston, Massachusetts or the city in which the Real Property is located are interrupted because of extraordinary events such as hurricanes, power outages or acts of terrorism.

        "CLOSING" shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

        "CLOSING DATE" shall mean September 7, 2004.

        "CLOSING STATEMENT" shall have the meaning set forth in SECTION 8.4(I).

        "CODE" shall mean the Internal Revenue Code of 1986, and all amendments thereto and all regulations issued thereunder.

        "CONFIDENTIAL INFORMATION" means all documents, studies, reports, test results, brochures, offering materials, photographs, leases, lease guarantees, rent rolls, surveys, title reports and commitments, legal documents, financial information, computer output and other materials and information relating to Property, the Leases and/or the Tenants and all analyses, compilations, forecasts, projections and other documents prepared based upon such materials and information, any and all proposals made in connection with a potential sale of the Property (including any proposals involving a price for the Property), whether the same are in electronic, pictorial, written or other form.

        CONTINUING CONTRACT NOTICE" shall have the meaning set forth in SECTION 5.5(B).

        "CONTINUING CONTRACTS" shall mean the Contracts listed on EXHIBIT D.

        "CONTRACTS" shall mean all service, management and leasing contracts affecting the Land or Improvements; provided, however, that the term "Contracts" shall not include the Leases, the Parking Agreement or the Telecommunication Agreements.

        "DEED" shall mean a special warranty deed substantially in the form attached hereto as EXHIBIT F.

        "DELINQUENT RENT" means any of the Rents or other amounts that, under the terms of the applicable Lease, are to be paid by the Tenants on or prior to the Closing Date, but which have not been received in good funds by Seller on or prior to the Closing Date.

        "DEEMED TO KNOW" (or words of similar import) shall have the following meaning: (a) Purchaser shall be "deemed to know" of the existence of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement, the Documents, any tenant estoppel certificate received by or on behalf of Purchaser or any studies, tests, reports, or analyses prepared by or for or otherwise obtained by or on behalf of Purchaser in connection with the Property; and (b) Purchaser shall be "deemed to know" that a representation or warranty of Seller is untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any tenant estoppel certificate received by or on behalf of Purchaser or any studies, tests, reports or analyses prepared by or for or otherwise obtained by or on behalf of Purchaser in connection with the Property contains information which is inconsistent with such representation or warranty.

        "DEPOSIT" shall have the meaning set forth in SECTION 3.1(A).

        "DESIGNATED SELLER REPRESENTATIVE" means Deidra Dierks.

        "DOCUMENTS" shall mean all documents, studies and reports applicable to the Property or any portion thereof and made available to Purchaser or its agents prior to Closing, including the Title Commitment, the Title Documents, the Offering Memorandum, the Survey, the Leases, tenant estoppel certificates, environmental, engineering and soils reports, and the Rent Roll.

        "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

        "EFFECTIVE DATE" means the date underneath the signature of Seller and Purchaser on the signature page of this Agreement; provided, however, that if such dates are different, the latest of such dates shall be the Effective Date.

        "ESCROW AGENT" shall mean the Partners Title Company.

        "ESTOPPEL REQUIREMENT" shall have the meaning set forth in SECTION 6.1(A)(IV).

        "HAZARDOUS MATERIALS" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) or any regulations promulgated thereunder; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or regulations promulgated thereunder; (iii) any substance

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regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.);
(iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) mold, mildew, fungus or other potentially dangerous organisms; and (ix) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real
Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including ambient air, surface water, ground water or land or soil).

        "IMPROVEMENTS" shall mean all buildings, structures and other improvements situated upon the Land and any fixtures, systems and facilities owned by Seller and located on the Land.

        "INTANGIBLE PROPERTY" shall mean all of Seller's right, title and interest, if any, in all intangible assets relating to the Land, Improvements or Personal Property, including all of Seller's right, title and interest, if any, in all (a) warranties and guaranties relating to the Land, Improvements or Personal Property, (b) all licenses, permits and approvals relating to the Land, Improvements or Personal Property, (c) all logos and tradenames relating to the Land, Improvements or Personal Property, (d) all contract rights, and (e) all plans and specifications relating to the Land, Improvements or Personal Property, in each case to the extent that Seller may legally transfer the same; provided, however, that the term "Intangible Property" shall not include the names "AEW", "McCord" or any variations or derivations thereof, whether alone or in combination with one or more other words.

        "LAND" shall mean the land described on EXHIBIT A attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages or other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral rights appurtenant to such land.

        "LEASE PROPOSAL NOTICE" shall mean a written notice from Seller to Purchaser in accordance with SECTION 6.5(A) that: (a) identifies a Tenant or proposed Tenant; (b) contains a term sheet, letter of intent or other description of the material business terms of a proposed Lease Transaction; and
(c) contains any relevant financial information about the Tenant or proposed Tenant that is in Seller's possession or control.

        "LEASE TRANSACTION" shall mean any of the following actions by Seller with respect to any Lease (or proposed Lease): (a) the execution of any new Lease; (b) the renewal or material modification of any Lease, or the consent to any assignment of or subletting under any Lease, other than any renewal, expansion, assignment or subletting that Seller is obligated to enter into or approve under the terms of the Leases; or (c) the termination of any Lease.

        "LEASES" shall mean all leases (other than subleases), including all amendments, extensions, modifications and supplements thereto, pursuant to which any Person uses or occupies any part of the Real Property.

        "MAJOR TENANT" shall mean any Tenant of the Property leasing fifteen percent (15%) or more of the total leasable area of the Improvements under a Lease that does not expire (and which the Tenant thereunder cannot terminate absent a default by the landlord) before December 31, 2004.

        "MATERIAL CASUALTY" shall have the meaning set forth in SECTION 6.3.

        "MATERIAL TAKING" shall have the meaning set forth in SECTION 6.4.

        "NON-MAJOR TENANT" shall mean all Tenants of the Property other than Major Tenants.

        "NONREFUNDABLE PORTION OF THE DEPOSIT" shall have the meaning set forth in SECTION 3.1(B).

        "OFFERING MEMORANDUM" means that Confidential Offering Memorandum prepared by Seller's Broker and entitled "Travis Tower, Houston, Texas, Confidential Offering Memorandum" and all updates, supplements and modifications thereto.

        "OPERATING EXPENSE PASS-THROUGHS" shall have the meaning set forth in
SECTION 8.4(D).

        "PARKING AGREEMENT" means that certain Independent Service Contractor Agreement dated November 24, 1999 between Seller and Republic Parking System, Inc.

        "PERMITTED EXCEPTIONS" shall mean: (a) applicable zoning, subdivision, building and other land use laws and regulations; (b) all matters reflecting the existence or terms of Leases shown on the Rent Roll or entered into after the date hereof in accordance with the terms of this Agreement, including non-disturbance agreement, notices (or short forms) of Leases and financing statements pertaining to Tenant property; (c) all matters, whether or not of record, that arise out of the actions of Purchaser or its agents, representatives or contractors; (d) the lien of real estate taxes and assessments not yet due and payable, subject to adjustment as provided herein;
(e) all matters that the Title Company is willing to insure over without additional premium or indemnity from Purchaser and that, in the exercise of Purchaser's reasonable business judgment, do not have a material adverse impact on the ownership, operation or value of the applicable Property; and (f) all matters shown on or referenced in the Title Commitment (other than Seller Mortgages) or the Survey, all matters of record as of the date of this Agreement, such state of facts as would be disclosed by a physical inspection of the Real Property or an ALTA "as-built" survey of the Real Property as of the Title Objection Date, and all other matters affecting title to the Real Property as to which Purchaser has actual knowledge or is deemed to know as of the Title Objection Date, except for those matters as to which, in accordance with SECTION 4.1: (i) Purchaser makes a written objection on or before the Title Objection Date; and (ii) Seller elects to use reasonable efforts to cure.

        "PERSON" shall mean any individual, estate, trust, partnership, limited liability company, limited liability partnership, corporation, governmental agency or other legal entity and any unincorporated association.

        "PERSONAL PROPERTY" shall mean all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property, if any, owned by Seller and installed, located or situated on or used in connection with the operation of the Improvements, subject to depletions, replacements and additions in the ordinary course of business, but excluding all (i) materials relating to Seller's marketing efforts for the sale of the Property, including communications with other potential purchasers, (ii) projections and other internal memoranda or materials, (iii) appraisals, budgets, Seller's strategic plans for the Property, internal analyses (including Seller's analyses with respect to its leasing of space in the Property), computer software, and submissions relating to Seller's obtaining of internal authorizations, (iv) attorney and accountant work product, and all other materials subject to any legal privilege in favor of Seller, and (v) the personal property located in any on-site management office used by the current property manager for the Property (all of the items excluded under (i) through (v) above being collectively, "EXCLUDED ITEMS").

        "POST CLOSING CLAIM CAP" shall mean Five Hundred Thousand Dollars ($500,000).

        "PROPERTY" shall mean, collectively, the Real Property, the Personal Property, Seller's interest in the Leases, and the Intangible Property.

        "PURCHASE PRICE" shall mean the purchase price for the Property as specified in SECTION 2.2.

        "PURCHASER TITLE OBJECTIONS" shall have the meaning set forth in SECTION 4.1.

        "PURCHASER'S SURVIVING OBLIGATIONS" shall mean Purchaser's obligations under SECTIONS 5.1, 5.3, 9.1, 11.8 and 11.18 of this Agreement

        "REAL PROPERTY" shall mean, collectively, the Land and the Improvements.

        "REIMBURSABLE LEASE EXPENSES" shall mean, collectively, (i) any third party costs and expenses incurred by Seller prior to Closing arising out of or in connection with any extensions, renewals or expansions exercised by Tenants between the Effective Date and the Closing Date in accordance with the existing Leases, and (ii) any new Lease or Lease modification entered into with Purchaser's prior approval (or deemed approval as provided for herein) between the Effective Date and Closing. Such Reimbursable Lease Expenses shall include,
(a) brokerage commissions and fees to effect any such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the Tenant's requirements with regard to such leasing transaction, (c) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (d) if there are any rent concessions covering any period that the Tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over
(1) with respect to any extension or renewal exercised or entered into on or after the Effective Date, the term of such extension or renewal, (2) with respect to any expansion exercised or entered into on or after the Effective Date, that portion of the term remaining under the subject Lease after the rent commencement date for such expansion, or (3) with respect to any new Lease, the entire initial term of any such new Lease, and (e) expenses incurred for the purpose of satisfying or terminating the obligations of a Tenant under a new Lease to the landlord under another lease (whether or not such other lease covers space in the Property).

        "RESTRICTED PERIOD" shall mean the period commencing three (3) Business Days before the end of the Study Period and ending on the earlier of the Closing or the termination of this Agreement.

        "RENT" shall mean fixed and minimum rents and all additional rents, escalation charges, common area maintenance charges, imposition charges, heating and cooling charges, insurance charges, charges for utilities, percentage rent, and all other amounts, charges and commissions payable by the Tenants.

        "RENT ROLL" shall mean the rent roll attached hereto as EXHIBIT C.

        "SECURITY DEPOSITS" shall mean all security deposits, access card or key deposits, cleaning fees and other deposits relating to space within the Real Property paid by Tenants to Seller or its managing agent.

        "SELLER'S ESTOPPEL CERTIFICATE" shall mean an estoppel certificate from Seller substantially in the form attached hereto as EXHIBIT B-1.

        "SELLER PARTIES" shall mean Seller and Seller's direct and indirect owners, and their respective agents, officers, directors, trustees, advisors, managers, members, agents, employees and counsel.

        "SELLER MORTGAGE" shall mean any mortgage or deed of trust granted or assumed by Seller and encumbering the Property or any portion thereof.

        "SELLER REPRESENTATIONS" shall mean the representations and warranties of Seller expressly set forth in SECTION 7.2.

        "SELLER'S BROKER" shall mean Granite Partners, LLC.

        "SELLER'S TITLE ELECTION PERIOD" shall have the meaning set forth in
SECTION 4.1.

        "STUDY PERIOD" shall mean the period commencing on the date of this Agreement and ending at 5:00 p.m. East Coast time on August 16, 2004.

        "SURVEY" shall mean that certain survey dated April 1, 2002, last updated May 20, 2002, prepared by Terra Surveying Co., Inc., Project No. 2247-9703-S and entitled "ALTA/ACSM LandTitle Survey of 2 Tracts out of Blocks 296 and 297 South Side Buffalo Bayou, J. S. Holman Survey, A-323, City of Houston, Harris County, Texas.

        "TELECOMMUNICATION AGREEMENTS" shall mean any telecommunication licenses, riser management agreements, cable agreements, and/or rooftop licenses listed on EXHIBIT E.

        "TENANTS" shall mean all Persons leasing or occupying space within the Real Property pursuant to the Leases.

        "TIC INVESTORS" shall have the meaning set forth in SECTION 11.15.

        "TITLE COMMITMENT" shall mean that certain commitment issued by the Stewart Title on June 1, 2004 and with an effective date of May 20, 2004 (File No. 04120227) for a standard form T-1, TLTA Owner Policy of Title Insurance.

        "TITLE COMPANY" shall mean: (i) Partners Title Company, having an office address at 712 Main Street, Suite 2000E, Houston, Texas 77002-3215 (Attention:
Reno Hartfiel) (co-insurer for 50%); and (ii) the Boston, Massachusetts office of Stewart Title Guaranty Company ("STEWART TITLE") (Attention Mr. Terrance Miklas) (co-insurer for 50%).

        "TITLE DOCUMENTS" shall mean all documents referred to in the Title Commitment.

        "TITLE OBJECTION DATE" shall mean the date that is twenty (20) days before the end of the Study Period.

        "TITLE OBJECTION NOTICE" shall have the meaning set forth in SECTION
4.1.

        "UTILITY DEPOSITS" shall mean all deposits made by or on behalf of Seller with the Persons providing water, sewer, gas, electricity, telephone and other utilities to the Real Property.

                                    ARTICLE 2

                            AGREEMENT; PURCHASE PRICE

        SECTION 2.1. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and provisions hereof, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller.

        SECTION 2.2. PURCHASE PRICE. The Purchase Price for the Property shall be Fifty Two Million and 00/100 Dollars ($52,000,000.00). Subject to the adjustments and apportionments as hereinafter set forth, the Purchase Price shall be paid on the Closing Date by wire transfer of immediately available federal funds.

                                    ARTICLE 3

                                     DEPOSIT

        SECTION 3.1. DEPOSIT.

        (a) No later than the second Business Day following the Effective Date, Purchaser shall deposit Two Million Dollars ($2,000,000) (together with the additional deposit provided for in SECTION 3.2 below, and all interest and earnings thereon, the "DEPOSIT") with Escrow Agent. The Deposit shall be held in a segregated "money market" account pursuant to a escrow agreement consistent with the terms hereof and otherwise reasonably acceptable to Seller and Purchaser. The Deposit shall be applied to the Purchase Price if the Closing occurs. In the event that the Closing does not occur by the Closing Date, the Deposit shall be disbursed as provided herein. If Purchaser fails to deliver the Deposit to Escrow Agent within such two Business Days, this Agreement shall, at Seller's election, terminate.

        (b) Notwithstanding anything in this Agreement to the contrary, One Hundred and Fifty Thousand Dollars ($150,000.00) of the Deposit (the "NONREFUNDABLE PORTION OF THE DEPOSIT") shall be nonrefundable and shall be paid to Seller in all circumstances other than a termination of this Agreement by Purchaser in accordance with SECTION 10.3. Any payment of the Nonrefundable Portion of the Deposit to Seller shall be in addition to all of Seller's other rights and remedies under this Agreement, including Seller's right to retain the entire Deposit in accordance with SECTION 10.2.

        (c) Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Deposit is delivered to the Escrow Agent for delivery by the Escrow Agent to Seller as "Independent Contract Consideration", and the Deposit is reduced by the amount of the Independent Contract Consideration so delivered to Seller, which amount has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement.

        SECTION 3.2. ADDITIONAL DEPOSIT. No later than the first Business Day immediately following the end of the Study Period, unless this Agreement terminates in accordance with SECTION 5.2 below, Purchaser shall make a One Million Dollar ($1,000,000) addition to the Deposit with the Escrow Agent by certified or cashier's check or wire transfer of immediately available federal funds and provide Seller with written confirmation thereof. If Purchaser fails to deliver such addition to the Deposit to the Escrow Agent within one Business Day following the end of the Study Period, this Agreement shall, at Seller's election in its sole discretion, terminate, in which event (i) the Nonrefundable Portion of the Deposit shall be paid to Seller, (ii) the balance of the Deposit made under SECTION 3.1(A) shall be returned to Purchaser, and (iii) except for Purchaser's Surviving Obligations, Seller and Purchaser shall have no further obligations or liabilities to each other hereunder.

                                    ARTICLE 4

                           SURVEY AND TITLE COMMITMENT

        SECTION 4.1. TITLE AND SURVEY.

        (a) Seller has delivered or shall promptly deliver to Purchaser: (i) a copy of the Survey; and (ii) a copy of the Title Commitment, together with copies of all instruments referred to thereon as exceptions to title.

        (b) Purchaser shall have until the Title Objection Date to give Seller a written notice (the "TITLE OBJECTION NOTICE") that sets forth in reasonable detail any objections that Purchaser has to title or survey matters affecting the Property (the "PURCHASER TITLE OBJECTIONS"); provided, however, that Purchaser shall have no right to object to any of the matters set forth within SUBSECTIONS (A) through (E) of the definition of Permitted Exceptions. Seller shall have five (5) days from its receipt of the Title Objection Notice ("SELLER'S TITLE ELECTION PERIOD") to give Purchaser notice as to whether Seller elects to use reasonable efforts to cure the Purchaser Title Objections by the Closing Date. If Seller fails to give Purchaser written notice of such election before the end of Seller's Title Election Period, Seller shall be deemed to have elected not to attempt to cure the Purchaser Title Objections. If Seller elects or is deemed to have elected not to attempt to cure any one or more of the Purchaser Title Objections, such Purchaser Title Objections shall constitute Permitted Exceptions and Purchaser shall have until the end of the Study Period to determine whether to take title to the Property subject to such matters or to terminate this Agreement in accordance with SECTION 5.2. If Seller elects to use reasonable efforts to cure any one or more of the Purchaser Title Objections, Seller shall have until the Closing Date to complete such cure, failing which Purchaser shall have the option of either accepting the title as it then is or terminating this Agreement. If Purchaser elects to terminate this Agreement in accordance with the immediately preceding sentence, (i) the Nonrefundable Portion of the Deposit shall be paid to Seller, (ii) the balance of the Deposit shall be returned to Purchaser promptly following Purchaser's compliance with its obligations under SECTION 5.3(C), and (iii) except for Purchaser's Surviving Obligations, Seller and Purchaser shall have no further obligations or liabilities to each other hereunder. If Seller elects to use reasonable efforts to cure any one or more Purchaser Title Objections, Seller shall use reasonable efforts to correct such Purchaser Title Objections on or before the Closing Date, except that (y) Seller shall in no event be required to bring suit to clear any claimed title or survey defects and (z) except for Seller Mortgages, Seller shall not be required to expend more than a total of Twenty Five Thousand Dollars ($25,000) to cure the Purchaser Title Objections. All Seller Mortgages will be satisfied by Seller on or prior to the Closing Date or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to Seller.

        (c) Purchaser shall be entitled to request that the Title Company provide such endorsements to the Purchaser's title insurance policy as Purchaser may reasonably require, provided that (i) such endorsements or amendments shall be at no cost to, and shall impose no additional liability on, Seller, (ii) Purchaser's obligations under this Agreement shall not be conditioned upon its ability to obtain such endorsements and, if Purchaser is unable to obtain such endorsements, Purchaser shall nevertheless be obligated to proceed to close the transactions contemplated hereby without reduction of or set off against the Purchase Price, and (iii) the Closing shall not be delayed as a result of Purchaser's request.

                                    ARTICLE 5

                         INSPECTION, AUDIT AND FINANCING

        SECTION 5.1. ACCESS.

        (a) During the pendency of this Agreement, Purchaser, personally or through its authorized agent or representative, shall be entitled upon reasonable advance notice to Seller to enter upon the Property during normal business hours and shall have the right to make such investigations, including appraisals, engineering studies, soil tests, environmental studies and underwriting analyses, as Purchaser deems necessary or advisable, subject to the following limitations: (a) such access shall not violate any law or agreement to which Seller is a party or otherwise expose Seller to a material risk of liability;
(b) Purchaser shall give Seller written notice at least two (2) Business Days before conducting any inspections or communicating with any Tenant of the Property, and a representative of Seller shall have the right to be present when Purchaser or its representatives conducts its or their investigations on the Property or communicates with any Tenants; (c) neither Purchaser nor its representatives shall interfere with the use, occupancy or enjoyment of any Tenants, subtenants or other occupants of the Property or their respective employees, contractors, customers or guests; (d) neither Purchaser nor its agents shall damage the Property or any portion thereof; (e) unless Seller agrees otherwise, before Purchaser or its agents enter onto the Property, Purchaser shall deliver to Seller a certificate of insurance naming Seller as an additional insured, evidencing commercial general liability insurance (including property damage, bodily injury and death) issued by an insurance company having a rating of at least "A-VII" by A.M. Best Company, with limits of at least $2,000,000 per occurrence for bodily or personal injury or death and $5,000,000 aggregate per location; (f) Purchaser shall: (i) use reasonable efforts to perform all on-site due diligence reviews and all communications with Tenants on an expeditious and efficient basis; and (ii) indemnify, hold harmless and defend the Seller Parties against, and hold the Seller Parties harmless from, all loss, liability, claims, costs (including reasonable attorneys' fees), liens and damages resulting from or relating to the activities of Purchaser or its agents under this paragraph; and (g) without Seller's prior written consent, which Seller may give or withhold in its absolute discretion, Purchaser shall not conduct any Phase II exams, soil borings or other invasive tests on or around the Property. The foregoing indemnification obligation shall survive the Closing or termination of this Agreement. Further, during the Study Period, Seller agrees to make available to Purchaser, or to its duly authorized agents or representatives, copies of all Leases and all applicable books and records relating to the Property and the operation and maintenance thereof to the extent that such materials are in Seller's possession or control and do not constitute Excluded Items. Such items may be examined at all reasonable times during normal business hours upon prior reasonable notice to Seller.

        (b) Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Purchaser and certain laws and regulations, including Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts, at no out-of-pocket cost or expense or liability to Seller, to cooperate with Purchaser's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive Closing until April 29, 2005). Without limiting the generality of the preceding sentence: (i) Seller shall, during normal business hours and upon reasonable advance notice, allow Purchaser's auditors reasonable access to the books and records maintained by Seller in respect of the Property (except to the extent that the same were provided to Purchaser at or before the Closing or to the extent that such access is requested after April 29, 2005); and (ii) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser's auditors with a copy of such audited financial statements. If after Closing Seller obtains an audited financial statement in respect of the Property for a fiscal period in 2003 or 2004 that was not completed at the time of Closing, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing until April 29, 2005. Purchaser agrees that any information provided by Seller in accordance with the foregoing provisions shall be without any representation or warranty, express or implied. Purchaser shall be responsible for any third party costs incurred by Seller with respect to this SECTION 5.1(B), and Purchaser's obligation to pay such costs shall survive the Closing. In no event shall Seller have any obligations under this SECTION 5.1(B) after April 29, 2005.

        SECTION 5.2. STUDY PERIOD. Purchaser shall have the Study Period to physically inspect the Property, review the economic data, underwrite the Tenants and review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Real Property for the presence of Hazardous Materials, and to otherwise conduct such due diligence review of the Property and all records and other materials related thereto as Purchaser, in its absolute discretion, deems appropriate. If, between the date of this Agreement and the end of the Study Period, Purchaser shall, for any reason in Purchaser's sole discretion, determine that it does not wish to purchase the Property, Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Study Period, and thereupon (i) the Nonrefundable Portion of the Deposit shall be paid to Seller, (ii) the balance of the Deposit shall be returned to Purchaser promptly following Purchaser's compliance with its obligations under SECTION 5.3(C), and (iii) except for Purchaser's Surviving Obligations, Seller and Purchaser shall have no further obligations or liabilities to each other hereunder. If Purchaser fails to give such notice prior to the expiration of the Study Period, it shall conclusively be deemed to have elected to waive its right to terminate this Agreement under this SECTION 5.2 and shall be obligated to purchase the Property in accordance with the terms hereof.

        SECTION 5.3 CONFIDENTIALITY.

        (a) Prior to Closing, Purchaser shall hold all Confidential Information in confidence and shall not disclose or permit the disclosure of the Confidential Information to any Person without Seller's prior written consent. Purchaser further agrees that, before the Closing, Purchaser will use the Confidential Information only for purposes of evaluating the Property in connection with its purchase thereof in accordance with the terms of this Agreement. Prior to the Closing, Purchaser shall not disclose the transaction contemplated hereby or the Confidential Information to any Person, other than to such of its employees, officers, directors, attorneys, accountants, clients and prospective lenders who (i) have a need to review the Confidential Information for the purpose of advising Purchaser on the suitability of the Property for purchase, (ii) have been informed in writing of the confidential nature of such information and (iii) have agreed to be bound by the terms of this Agreement. Purchaser shall ensure that all persons to whom it discloses the Confidential Information shall keep the same confidential in accordance with the terms of this Agreement. In any event, Purchaser shall be responsible for any breach of this Agreement by any of its employees, officers, directors, affiliates, attorneys, accountants, clients or advisors. Within three (3) days of written request from Seller, Purchaser shall deliver to Seller all the Confidential Information which is in tangible form, including any copies Purchaser has made and other embodiments thereof. Purchaser shall destroy all extracts, summaries and compilations thereof and references thereto which are in Purchaser's notes, documents, databases or other records (whether prepared by Purchaser or by Seller), and in either case Purchaser will certify to the Seller by written affidavit that it has done so.

        (b) Notwithstanding the above terms, to the extent that Purchaser is required to disclose the Confidential Information by law, regulation or stock exchange rule or pursuant to a subpoena, court order or other legal proceeding, Purchaser shall notify Seller (both by telephone and in writing) within one (1) Business Day of its knowledge of such legally required disclosure. Purchaser shall cooperate with Seller's counsel in any appeal or challenge to such disclosure made by Seller. If no protective order or similar relief is obtained, Purchaser shall (i) disclose only that portion of the Confidential Information that it is legally obligated to disclose, (ii) exercise reasonable efforts to obtain reliable assurances that the disclosed information will be kept confidential and (iii) exercise reasonable efforts to provide Seller with a copy of the information to be disclosed before the same is given to any third party. In addition, and notwithstanding anything to the contrary in this Agreement, Purchaser may disclose any portion of the Confidential Information that is generally available to the public, other than any portion of the Confidential Information that becomes available to the public as a result of a previous disclosure by Purchaser in violation of this Agreement.

        (c) If this Agreement is terminated, (i) Purchaser shall promptly deliver to Seller all the Confidential Information (or portions thereof requested by Seller) which is in tangible form, including any copies Purchaser has made and other embodiments thereof, and (ii) Purchaser shall destroy all extracts, summaries and compilations thereof and references thereto which are in Purchaser's notes, documents, databases or other records (whether prepared by Purchaser or by Seller), and in either case Purchaser will certify to the Seller by written affidavit that it has done so.

        (d) Purchaser acknowledges that the Confidential Information is of a special, unique, unusual, extraordinary and intellectual character and that the Seller's interest in the Confidential Information may be irreparably injured by disclosure of such Confidential Information in violation of this Agreement. Purchaser further acknowledges and agrees that money damages would not be a sufficient remedy for any breach of SECTION 5.3 of this Agreement by it and that, in addition to all other remedies available at law or in equity, the Seller shall be entitled to specific performance or injunctive or other equitable relief as a remedy for any breach or potential breach by the Purchaser of SECTION 5.3 of this Agreement and further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

        The provisions of this SECTION 5.3 shall survive the termination of this Agreement.

        SECTION 5.4. REPORTING. In the event that Purchaser's due diligence reveals any condition of the Property that in Purchaser's judgment requires disclosure to any governmental agency or authority, Purchaser shall immediately notify Seller thereof. In such event, Seller, and not Purchaser or anyone acting on Purchaser's behalf, shall make such disclosures as Seller deems appropriate. Notwithstanding the foregoing, Purchaser may disclose matters concerning the Property to a governmental authority if, (a) in the written opinion of Purchaser's outside legal counsel, Purchaser is required by law to make such disclosure, and (b) Purchaser gives Seller not less than ten (10) days prior written notice of the proposed disclosure, together with a copy of such legal opinion.

        SECTION 5.5. ASSUMPTION OF CONTRACTS.

        (a) Notwithstanding anything to the contrary in this Agreement, the Continuing Contracts shall be assigned to and assumed by Purchaser at the Closing pursuant to the Assignment and Assumption Agreement.

        (b) Before the end of the Study Period, Purchaser shall give notice to Seller of any Contracts, other than the Continuing Contracts, that Purchaser elects to have continue after Closing (the "CONTINUING CONTRACT NOTICE"), and such Contracts, if assignable by Seller, shall be assigned to and assumed by Purchaser at Closing pursuant to the Assignment and Assumption Agreement. All Contracts (other than the Continuing Contracts) as to which Purchaser does not timely give a Continuing Contract Notice shall be terminated by Seller at no cost or liability to Purchaser by Seller sending a termination notice to the applicable service provider on or before the Closing Date, it being understood and agreed that the actual effective date of the termination may not occur until after the Closing (in which event, such Contract shall be assigned to Purchaser as if it were a Continuing Contract but subject to the termination notice).

        (c) At the Closing, Seller shall assign to Purchaser, and Purchaser shall assume, the Parking Agreement and the Telecommunication Agreements pursuant to the Assignment and Assumption Agreement.

                                    ARTICLE 6

              CONDITIONS PRECEDENT, CASUALTY DAMAGE OR CONDEMNATION

        SECTION 6.1. CONDITIONS PRECEDENT FAVORING PURCHASER.

        (a) In addition to any other conditions precedent in favor of Purchaser as may be expressly set forth elsewhere in this Agreement, Purchaser's obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this SECTION 6.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

                (i) Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

                (ii) On the Closing Date, the representations of Seller set forth in SECTION 7.2 shall be true, complete and accurate in all material respects, subject to: (1) changes that: (y) are caused by the acts or omissions of Purchaser or its agents or affiliates; or (z) are a result of the operation of the Property in the normal course of business since the date hereof and in accordance with the terms of this Agreement and do not, individually or in the aggregate, have a material adverse effect on the value or operation of the Property; and (2) casualty or condemnation (which shall be governed by SECTIONS
6.3 and 6.4, respectively).

                (iii) On the Closing Date, title to the Property shall be conveyed to Purchaser subject only to the Permitted Exceptions.

                (iv) Purchaser shall have received estoppel certificates confirming the accuracy in all material respects of the Rent Roll from: (1) each Major Tenant; and (2) a sufficient number of Non-Major Tenants so that, in the aggregate, Purchaser receives estoppel certificates that cover at least 85% (by net rentable square feet) of the Improvements that are subject to Leases as of the Closing (the "ESTOPPEL REQUIREMENT"). The disclosure or expression of any facts, claims or information by Tenants in their completed estoppel certificates shall not be deemed a material variation from the form required if such facts, claims or information were (A) set forth in the Leases or the Rent Roll or otherwise disclosed to Purchaser in writing before the commencement of the Restricted Period, or (B) represent less than $50,000 in the aggregate in potential loss or cost. Notwithstanding the foregoing, if Seller is unable to obtain a sufficient number of estoppel certificates from Tenants to meet the Estoppel Requirement, Seller may, at its sole option, substitute Seller's Estoppel Certificates for one or more Non-Major Tenants to the extent necessary to satisfy the Estoppel Requirement. With respect to any Tenant for whom Seller delivers a Seller's Estoppel Certificate, Seller shall be entitled to continue to deal with such Tenant after Closing to attempt to obtain an estoppel certificate from such Tenant. If Purchaser subsequently receives an estoppel certificate from any Tenant for whom Seller has delivered a Seller's Estoppel Certificate, Seller shall thereupon be released from liability to the extent that the information contained in the estoppel certificate obtained from the Tenant is consistent with the information contained in Seller's Estoppel Certificate. All Tenant estoppel certificates required hereby shall be substantially in the form attached hereto as EXHIBIT B; provided, however that in connection with any Lease that provides for a form of tenant estoppel certificate (or the contents thereof), then the delivery of an estoppel certificate that complies in all material respects with the applicable Lease shall in all events be deemed to satisfy the requirements of this provision as to such Lease.

        (b)     Notwithstanding the foregoing, if the condition set forth in
SECTION 6.1(A)(IV) shall not have been fulfilled on or before the Closing Date, and if Purchaser is unwilling to waive such condition, then either Seller or Purchaser shall have the one time right, exercisable by not less than ten (10) days prior written notice to the other party, to extend the Closing Date for up to thirty (30) days to provide additional time for the fulfillment of such condition; in no event shall this extension right apply in the case of the failure of any condition other than the one set forth in SECTION 6.1(A)(IV). Subject to Purchaser's right to terminate this Agreement prior to the expiration of the Study Period in accordance with the terms of SECTION 5.2, Purchaser acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Purchaser's ability to obtain any (i) governmental or quasi-governmental approval of changes or modifications in use or zoning, or
(ii) modification of any existing land use restriction, or (iii) consents to assignments of any service contracts or other agreements which Purchaser requests, or (iv) endorsements to Purchaser's Owner's Title Policy, or (v) financing for acquisition of the Property.

        SECTION 6.2. CONDITIONS PRECEDENT FAVORING SELLER. In addition to any other condition precedent in favor of Seller as may be expressly set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this
SECTION 6.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser.

        (a) Purchaser shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

        (b) On the Closing Date, the representations of Purchaser set forth in SECTION 7.1 shall be true, accurate and complete in all material respects.

        SECTION 6.3. RISK OF LOSS. In the event all or a portion of the Improvements should be damaged or destroyed by fire or other casualty prior to Closing such that Seller's reasonable estimate of the cost to repair the same exceeds five percent (5%) of the Purchase Price (any such casualty, a "MATERIAL CASUALTY"), Purchaser may, at Purchaser's sole option, elect to either:

        (a)     terminate this Agreement and receive back the Deposit; or

        (b)     close the transaction contemplated by this Agreement.

        In the event of a fire or other casualty that is not a Material Casualty, or if there is a Material Casualty and Purchaser elects to proceed pursuant to SECTION 6.3(B), (i) Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price other than a credit for any applicable deductible in Seller's insurance policy) and
(ii) Seller shall assign to Purchaser at Closing all insurance proceeds payable on account of such damage (net of collection costs and costs of repair reasonably incurred by Seller and not then reimbursed). With respect to any Material Casualty, Purchaser shall be deemed to have elected to proceed under
SECTION 6.3(B) unless, within ten (10) days from written notice of such Material Casualty, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to SECTION 6.3(A).

        SECTION 6.4. CONDEMNATION. In the event that all or a material portion of the Real Property should be condemned by right of eminent domain prior to the Closing such that Seller's reasonable estimate of the loss of value of the remaining Real Property exceeds five percent (5%) of the Purchase Price (any such event, a "MATERIAL TAKING"), Purchaser may, at Purchaser's sole option, elect either to:

        (a)     terminate this Agreement and receive back the Deposit; or

        (b)     close the transaction contemplated by this Agreement.

        In the event of a condemnation by right of eminent domain that is not a Material Taking, or if there is a Material Taking and Purchaser elects to proceed under SECTION 6.4(B), Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Purchaser at Closing all condemnation proceeds payable as a result of such condemnation (net of collection costs and costs of repair reasonably incurred by Seller and not then reimbursed). With respect to any Material Taking, Purchaser shall be deemed to have elected to proceed under
SECTION 6.4(B) unless, within ten (10) days from written notice of such Material Taking, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to SECTION 6.4(A).

        SECTION 6.5. LEASING & OTHER ACTIVITIES PRIOR TO CLOSING.

        (a) Seller shall provide Purchaser with prompt notice of any new Lease, any material modification of any Lease and any Lease termination that occurs between the date hereof and the commencement of the Restricted Period. Except for any transaction with any affiliate of Seller, Purchaser shall have no right to approve any such activities before the commencement of the Restricted Period. During the Restricted Period, Seller shall not enter into any Lease Transaction without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. When seeking such consent from Purchaser, Seller shall provide Purchaser with a Lease Proposal Notice and, if Purchaser does not notify Seller in writing of its approval or disapproval within three
(3) Business Days, Purchaser shall be deemed to have approved the transaction described in such notice. If Purchaser disapproves such request, then Purchaser's written notice shall specify the reasons for such disapproval. If the Closing occurs, Purchaser shall reimburse seller at Closing for all Reimbursable Lease Expenses.

        (b) During the Restricted Period, Seller shall not enter into any new service, management or leasing contracts for the Property or modifications, renewals or terminations of any existing contracts that would materially affect the Property after Closing, without the written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, that Purchaser's consent shall not be required with respect to any contract that can be terminated without penalty on not more than thirty (30) days prior written notice. If Purchaser does not notify Seller in writing of its consent or disapproval within three (3) Business Days after notice thereof from Seller, Purchaser shall be deemed to have consented to such requested action. If Purchaser disapproves any such request, then Purchaser's written notice shall specify the reasons for such disapproval.

        (c) At all times prior to Closing, Seller shall continue to (i) conduct business with respect to the Property substantially in the same manner in which said business has been heretofore conducted, and (ii) insure the Property substantially as it is currently insured.

        (d) Commencing on the Effective Date, Purchaser shall be entitled to request commercially reasonable subordination, non-disturbance and attornment agreements ("SNDAS") benefitting Purchaser's lender from each Major Tenant and from any other Tenants from whom Purchaser's lender requires an SNDA and Seller shall use reasonable efforts (at no cost or liability to Seller) to cooperate in Purchaser's efforts to obtain such SNDAs; provided, however, that the receipt of SNDAs shall not be a condition of Purchaser's obligation to close.

                                    ARTICLE 7

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        SECTION 7.1. PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Purchaser hereby represents, warrants, covenants, and acknowledges to Seller as of the date hereof and as of the Closing as follows:

        (a) Purchaser acknowledges that it is an experienced and sophisticated purchaser of commercial real estate projects such as the Property and that, prior to the end of the Study Period, it will have a full and complete opportunity to conduct such investigations, examinations, inspections and analyses of the Property as Purchaser, in its absolute discretion, may deem appropriate. Purchaser further acknowledges that, except for Seller Representations, Purchaser has not relied upon any statements, representations or warranties by Seller or any agent of Seller;

        (b) Purchaser agrees that the Property shall be sold and that Purchaser shall accept possession of the Property on the Closing Date strictly on an "AS IS, WHERE IS" AND "WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN" basis, with no right of set-off or reduction in the Purchase Price, and that, except for the Seller Representations, such sale shall be without representation or warranty of any kind, express or implied, including any warranty of income potential, operating expenses, uses, merchantability or fitness for a particular purpose, and Seller does hereby disclaim and renounce any such representation or warranty. Purchaser specifically acknowledges that, except for the Seller Representations, Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, any other Seller Party or any broker or other agents as to any matters concerning the Property including: (1) the value of the Property; (2) any income to be derived from the Property; (3) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, including the possibilities for further development of the Property or construction thereon; (4) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property or any improvements thereon; (5) the manner, quality, state of repair or lack of repair on the Property or any improvements thereon; (6) the nature, quality or condition of the Property, including with respect to water conditions, soil, geological or geotechnical condition (including soil expansiveness, corrosivity, or stability, or seismic, hydrological, geological and topographical conditions and configurations, including, without limitation, any opinions or conclusions of any soils engineer(s) retained to perform geotechnical and/or soils studies or to oversee any soils engineering aspects of developing the Property); (7) the compliance of or by the Seller, the Property, or its operation with any codes, laws, rules, ordinances, regulations of any applicable governmental authority or body; (8) the manner or quality of the construction or materials incorporated into the Property; (9) compliance with environmental laws or land use laws, rules, regulations, orders, codes or requirements, including, but not limited to, the Americans with Disabilities Act of 1990, the Federal Water Pollution Control Act, the U.S. Environmental Protection Agency regulations at 40 CFR,
Part 261, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and/or any rules or regulations promulgated under any of the foregoing (as the same may be amended from time to time); (10) the presence or absence of radon gas, methane gas, asbestos any other Hazardous Materials at, on, under, or adjacent to the Property; (11) the conformity of any improvements to any plans or specifications, including, without limitation, any plans and specifications that may have been or may be provided to Purchaser; (12) the conformity of the Property to past, current or future applicable zoning or building requirements;
(13) deficiency of any undershoring; (14) deficiency of any drainage; (15) the fact that all or a portion of the Property may be located on or near an earthquake fault line or in or near an earthquake or seismic hazard zone; (16) the existence of vested land use, zoning or building entitlements affecting the Property; (17) water rights or the availability of or access to water; (18) the presence or suitability of any utilities or availability thereof; (19) the completeness or accuracy of any information provided to Purchaser by Seller or its agents; (20) any matters relating to the Leases or the Tenants; or (21) any other matter relating to the Property or to the development, construction, operation, or sale of the Property. Purchaser further acknowledges and agrees that, except for Seller's Representations, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or any of the other Seller Parties, and Purchaser, for itself and for its successors and assigns, hereby expressly waives and releases Seller and each of the other Seller Parties from any such duty that otherwise might exist;

        PROVIDED, HOWEVER, that the foregoing provision shall not prevent Purchaser from relying on the Seller Representations, subject to the limitations and conditions relating thereto set forth in this Agreement;

                (c) Except as expressly provided below in this SECTION 7.1(C), Purchaser, for Purchaser and Purchaser's successors and assigns, hereby releases Seller and the other Seller Parties from, and irrevocably and unconditionally waives all claims and liability against Seller and each of the other Seller Parties for or attributable to, the following:

                (i) any and all statements or opinions heretofore or hereafter made, or information furnished, by or on behalf of the Seller Parties to Purchaser or any of Purchaser's agents or representatives; and

                (ii) any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, whether known or unknown and foreseen or unforeseen, attributable to the Property, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which have heretofore or may hereafter occur, including all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Property including claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, under or about the Property and any other matters described in SECTION 7.1(B);

                PROVIDED, HOWEVER, that the release and waiver set forth in this
                SECTION 7.1(C) is not intended and shall not be construed to affect or impair any rights or remedies that Purchaser may have against Seller as a result of a breach of any of Seller Representations or of any covenant of Seller expressly set forth in this Agreement, subject to the terms and limitations on Seller's liability as set forth elsewhere in this Agreement.

Purchaser acknowledges and agrees that (1) Purchaser may hereinafter discover facts different from or in addition to those now (or as the Closing) known to Purchaser, (2) Purchaser's agreement to release, acquit and discharge Seller and the other Seller Parties as set forth herein shall remain in full force and effect notwithstanding the existence or discovery of any such additional or different facts, (3) Purchaser knowingly waives any rights, privileges and benefits under any federal, state or local law which may negatively impact the validity or enforceability of any part of the releases set forth in this Agreement, (4) upon the completion of the Closing, Seller shall be deemed to have satisfied all of Seller's obligations, covenants and liabilities in this Agreement and in any documents executed by Seller in connection herewith other than those obligations of Seller that, by the express terms of this Agreement, survive the Closing (in which case such survival shall be subject to the limitations set forth in this Agreement), and (5) Purchaser irrevocably covenants never to commence or prosecute, or to collude with others to commence or prosecute, against Seller or any other Seller Party any action or proceeding based upon any claim covered by the foregoing release.

Purchaser understands the legal significance of the foregoing provisions and acknowledges and agrees that the provisions of this SECTION 7.1(B)-(C) were a material factor in Sellers' acceptance of the Purchase Price and that Sellers are unwilling to sell the Property unless Sellers and the other Seller Parties are expressly released as set forth in SECTION 7.1(B)-(C).

The releases contained in this SECTION 7.1(B)-(C) and elsewhere in this Agreement include claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist, which, if known by Purchaser, would materially affect Purchaser's release of Seller. Purchaser specifically waives the provisions of any law of any state, territory or jurisdiction the import of which is as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding anything to the contrary in this Agreement, the provisions of
SECTION 7.1(B)-(C) shall survive the Closing;

                (d) Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

                (e) There are no actions, suits or proceedings pending or, to the knowledge of Purchaser, threatened, against or affecting Purchaser which, if determined adversely to Purchaser, would adversely affect its ability to perform its obligations hereunder;

                (f) Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under
(1) the charter documents or by-laws of Purchaser, (2) to the best of Purchaser's knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (3) any agreement or instrument to which Purchaser is a party or by which it is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument;

                (g) No authorization, consent, approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder;

                (h) Purchaser is either acting as a principal in this transaction or is acting for an investor over which Purchaser has discretionary authority in connection with the transaction contemplated hereby; and

                (i) Purchaser is not, and will not be, a Person with whom Seller is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA PATRIOT ACT") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "ANTI-TERRORISM LAWS"), including persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

        SECTION 7.2. SELLER'S REPRESENTATIONS. Except as set forth in this Agreement, the Leases, the Rent Roll or any other Document, Seller warrants and represents to Purchaser as set forth in (a) and (b) of this SECTION 7.2:

                (a)     REPRESENTATIONS CONCERNING SELLER

                        (i) Seller is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms;

                        (ii) There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened, against or affecting Seller which, if determined adversely to Seller, would adversely affect its ability to perform its obligations hereunder;

                        (iii) Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement;

                        (iv) Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the charter documents or by-laws of Seller, (2) to the best of Seller's knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (3) any agreement or instrument to which Seller is a party or by which it is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument;

                        (v) No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder;

                        (vi)    Seller is not a "foreign person" as defined in
Section 1445 of the Code;

                        (vii) Seller is not, and will not be, a Person with whom Purchaser is restricted from doing business with under the Anti-Terrorism Laws, including persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List;

                (B)     REPRESENTATIONS CONCERNING THE PROPERTY

                        (i) To the best of Seller's knowledge: (1) Seller has delivered or made available to Purchaser copies of the Leases that are complete in all material respects; and (2) the Leases are in full force and effect;

                        (ii) The Rent Roll that is attached hereto as EXHIBIT C is a copy that is complete in all material respects of the rent roll that, as of the Effective Date, is being used by the Seller in its ordinary course of owning and managing the Property;

                        (iii) Seller has received no written notice from: (1) any Tenant claiming that Seller is currently in default in its material obligations as landlord under such Tenant's Lease; or (2) any Person claiming that any Tenant is currently in default in any material obligation under its Lease;

                        (iv) Except as set forth on the Rent Roll: (1) no Rent has been paid by any Tenant more than one month in advance; and (2) no Security Deposits are held by or on behalf of Seller;

                        (v) Seller has received no written notice from any governmental authorities: (1) that there currently is any pending condemnation or eminent domain proceeding relating to the Real Property, or (2) that any such proceeding is currently contemplated;

                        (vi) Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a material violation of any applicable federal, state, county or municipal law, code, rule or regulation, which has not been cured or waived;

                        (vii) Seller has not received any written notice of any current or pending litigation against Seller that would, in the reasonable judgment of Seller, if determined adversely to Seller, materially and adversely affect Purchaser or the Property following Closing;

                        (viii) To the best of Seller's knowledge, (a) Seller has delivered or made available to Purchaser true and complete copies of all Contracts that are in Seller's possession or control and materially affect the ownership, use and operation of the Property, and (b) such Contracts are in full force and effect;

                        (ix) Seller has delivered or made available to Purchaser a copy that is true and complete in all material respects of the Parking Agreement; to the best of Seller's knowledge, the Parking Agreement is in full force and effect and free from material default;

                        (x) Seller has delivered or made available to Purchaser copies that are true and complete in all material respects of the Continuing Contracts listed on EXHIBIT D hereto; to the best of Seller's knowledge, such Continuing Contracts are in full force and effect and free from material default; and

                        (xi) Seller has delivered or made available to Purchaser copies that are true and complete in all material respects of the Telecommunication Agreements listed on EXHIBIT E hereto; to the best of Seller's knowledge, such Telecommunication Agreements are in full force and effect and free from material default.

        SECTION 7.3. SELLER'S KNOWLEDGE. Whenever a representation is qualified by the phrase "to the best of Seller's knowledge", or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of the Designated Seller Representative, without independent investigation or inquiry. Purchaser acknowledges that the Designated Seller Representative is named solely for the purpose of defining the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from the Designated Seller Representative to Purchaser and Purchaser agrees that no Designated Seller Representative shall have any liability under this Agreement or in connection with the transactions contemplated hereby.

        SECTION 7.5. NOTICE OF BREACH.

        (a) To the extent that, before the expiration of the Study Period, Purchaser obtains actual knowledge or is deemed to know that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Study Period.

        (b) If after the expiration of the Study Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) Business Days of obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (b) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Study Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be Purchaser promptly following Purchaser's compliance with its obligations under SECTION 5.3(C) and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

                                    ARTICLE 8

                                     CLOSING

        SECTION 8.1. CLOSING DATE. Subject to Seller's and Purchaser's right to extend the Closing Date as provided in SECTION 6.1(B) of this Agreement, the Closing shall take place at 10:00 a.m. on the Closing Date. Unless the parties otherwise agree in writing, the Closing shall be conducted through a customary escrow arrangement with the Title Company and, on or before the Closing Date, the Seller shall deliver to the Title Company the documents listed in SECTION 8.2(A)-(H) and the Purchaser shall deliver to the Title Company the documents and funds described in SECTION 8.3. The other materials and documents described in SECTION 8.2 shall be delivered directly from Seller to Purchaser (or Purchaser's property manager) on or before the Closing Date.

        SECTION 8.2. SELLER'S DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole expense, each of the following items, each executed and acknowledged to the extent appropriate:

                (a)     The Deed;

                (b)     The Bill of Sale;

                (c)     The Assignment and Assumption Agreement;

                (d) A non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Code;

                (e) A certificate updating the Seller Representations substantially in the form of EXHIBIT I;

                (f) Such evidence or documents as may be reasonably required by the Title Company relating to: (i) mechanics' or materialmen's liens; (ii) parties in possession; and (iii) the status and capacity of Seller and the authority of the Person or Persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

                (g)     A duly-executed Closing Statement;

                (h)     An updated Rent Roll;

                (i) The tenant notice letters prepared by Purchaser pursuant to SECTION 8.5 below;

                (j) All keys in Seller's possession or control to all locks on the Improvements;

                (k)     The Leases; and

                (l) All Contracts and all other documents in the possession or control of Seller and material to Purchaser's ownership or operation of the Property, including all permits, licenses, approvals, plans, specifications, guaranties and warranties relating to the Property and in Seller's possession or control, but excluding the Excluded Items.

        SECTION 8.3. PURCHASER'S DELIVERIES. At the Closing, Purchaser shall deliver to Seller the following items:

                (a) Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit, and subject to apportionments and adjustments as set forth herein) and Purchaser's share of all escrow costs and closing expenses;

                (b) Duly executed and acknowledged originals of the Assignment and Assumption Agreement and the Closing Statement;

                (c) The tenant notice letters prepared by Purchaser pursuant to SECTION 8.5 below; and

                (d) Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Purchaser and the authority of the Person or Persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

        SECTION 8.4. COSTS AND PRORATIONS.

        (a) GENERAL. Real estate taxes and assessments allocable to the payment period that includes the Closing Date, personal property taxes, if any, Rents and all other items of income and expense with respect to the Property shall be prorated between Seller and Purchaser as of the Closing Date in accordance with this SECTION 8.4. Except as otherwise provided in this SECTION 8.4, income and expenses shall be prorated on an accrual basis. All apportionments and prorations made hereunder shall be made based on the number of days of ownership of the Property in the period applicable to the apportionment, with Purchaser entitled to income and responsible for expenses for the Closing Date. Prorations of annual payments will be made based on the number of days of ownership in the applicable annual period.

        (b) RENTS. Seller shall be entitled to all Rent attributable to any period before the Closing Date. Purchaser shall be credited at Closing with: (i) all security or other deposits held by or on behalf of Seller with respect to the Property (other than any security deposits held in the form of a letter of credit or other non-cash security, as to which, at Closing, Seller and Purchaser shall enter into a letter agreement substantially in the form of EXHIBIT J);
(ii) any Rent prepaid beyond the Closing Date; and (iii) any interest earned as of the Closing on security deposits or prepaid Rent held by or on behalf of Seller, to the extent that such interest is refundable to Tenants under the terms of the applicable Lease or applicable law.

        (c) DELINQUENT RENT. Delinquent Rent shall not be accrued or prorated at Closing. Any Delinquent Rent that is paid after the Closing Date shall, subject to the terms below, be paid to Seller, and if Delinquent Rent is received by Purchaser, Purchaser shall pay the Delinquent Rent to Seller promptly after collection by Purchaser; provided, however, that all Rent collected after the Closing Date shall be applied first to payment of all amounts due Purchaser from the applicable Tenant and second to all Delinquent Rent due to Seller. Purchaser shall use reasonable efforts to collect any Delinquent Rent after the Closing, provided that Purchaser shall not be required to commence any legal proceedings or terminate any Lease. In the event Purchaser commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Purchaser is required to remit to Seller, Purchaser shall be entitled to deduct and retain a portion of the amount collected which is equal to the

Pro Rata Share of the reasonable, third party expenses incurred by Purchaser in connection with the collection of such Delinquent Rent. Purchaser shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by the Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining Seller's written consent. If Purchaser fails to pay any Delinquent Rent due to Seller under the terms hereof within fifteen (15) days of Purchaser's receipt of the same, the amount due to Seller shall thereafter bear interest at any annual rate of ten percent (10%), compounded monthly. As of the date set forth for the final closing adjustment in SECTION 8.4(I), any Delinquent Rent which has not then been paid shall be deemed assigned to Seller, provided that, without the prior written consent of Purchaser, Seller shall not take any action against a Tenant owing Delinquent Rent which would affect such Tenant's right to occupy the premises demised under its Lease.

        (d) OPERATING EXPENSE PASS THROUGH ADJUSTMENTS. Seller, as landlord under the Leases, is currently collecting from Tenants under all or some of the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, "OPERATING EXPENSE PASS-THROUGHS") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. Upon Purchaser's reconciliation of the Operating Expense Pass-Throughs for the year in which Closing occurs, the parties shall make an adjusting payment between themselves so that, with respect to any amounts recovered from Tenants, or if applicable, refunded to Tenants, with respect to Operating Expense Pass-Throughs, (i) Seller receives from Purchaser any such amount recovered by Purchaser from Tenants with respect to under-collections of Operating Expense Pass-Throughs by Seller relating to the portion of the year of Closing that occurs prior to the date of Closing, and
(ii) Purchaser receives from Seller any such amounts to be paid to Tenants by Purchaser with respect to over-collections of Operating Expense Pass-Throughs by Seller relating to the portion of the year of Closing that occurs prior to the date of Closing. In either event, Purchaser shall be responsible for crediting or repaying those amounts to the appropriate Tenants. If Seller collected estimated prepayments of Operating Expense Pass-Throughs attributable to any period after Closing, Seller shall pay or credit such amounts to Purchaser at Closing.

        (e) TAXES. All real estate taxes assessed against the Real Property shall be prorated between Seller and Purchaser on an accrual basis based upon the actual current tax bill. If the most recent tax bill received by Seller before the Closing Date is not the actual current tax bill, then Seller and Purchaser shall initially prorate the taxes at the Closing by applying 100% of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, and shall reprorate the taxes retroactively when the actual current tax bill is then available; provided, however, that in no event shall Seller be charged with or responsible for any increase in real estate taxes resulting from the sale of the Property to Purchaser or from any improvements made or Leases entered into on or after the Closing. All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all such taxes accruing on and after the Closing Date shall be the obligation of Purchaser. Any refunds of real estate taxes made after the Closing shall first be applied to the unreimbursed third-party costs incurred by Seller or Purchaser in obtaining the refund, then paid to any Tenants who are entitled to the same and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and to Purchaser (for the period commencing on and after the Closing Date). If any proceeding to determine the assessed value of the Real Property or the real estate taxes payable with respect to the Real Property has been commenced before the Effective Date and shall be continuing as of the Closing Date, Seller shall be authorized to continue to prosecute such proceeding and shall be entitled to any abatement proceeds therefrom allocable to any period before the Closing Date, and Purchaser agrees to cooperate as reasonably requested with Seller and to execute any and all documents reasonably requested by Seller in furtherance of the foregoing.

        (f) ASSESSMENT INSTALLMENTS. If there are special assessments pending against the Property, Seller shall pay any installments of such special assessments that are due and payable prior to the Closing and Purchaser shall pay all installments of such special assessments on or after the Closing; provided, however, that: (i) Seller shall not be required to pay any installments of special assessments that relate to projects that have not been completed as of the Effective Date; and (ii) Seller shall have no obligation to pay (and Purchaser shall not receive a credit for) any special assessments to the extent that such assessments are required to be paid by any Tenant.

        (g) UTILITIES. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills; otherwise a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within thirty (30) days after Closing. Utility Deposits, plus any interest on the Utility Deposits to which Seller is or will be entitled that are held by the provider of the utilities and which are freely transferable to Purchaser, shall at the election of Seller be assigned by Seller to Purchaser and Purchaser shall pay Seller the full amount thereof at Closing. Seller shall retain the right to obtain a refund of any Utility Deposits which are not required to be assigned to Purchaser, and Purchaser will cooperate with Seller as reasonably requested in obtaining any refund.

        (h) CONTINUING CONTRACTS. Prepaid charges, payments and accrued charges under the Telecommunication Agreements, the Parking Agreement, the Continuing Contracts and under any other Contracts assigned to Purchaser shall be prorated at Closing in a manner reasonably acceptable to Seller and Purchaser.

        (i) CLOSING STATEMENT. Purchaser and Seller shall cooperate to produce prior to the Closing Date a schedule of prorations and closing costs that is as complete and accurate as reasonably possible (the "CLOSING STATEMENT"). If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be estimated to the extent possible as of the Closing and calculated as soon after the Closing Date as is feasible. All adjustments to initial estimated prorations shall be made by the parties with due diligence and cooperation within sixty (60) days following the Closing, or such later time as may be required to obtain necessary information for proration, by prompt cash payment to the party yielding a net credit from such prorations from the other party; provided, however, that the provisions of this paragraph shall survive the Closing until April 29, 2005 and after such date neither Seller nor Purchaser shall have any further rights or obligations under this SECTION 8.4.

        (j) CLOSING COSTS. Seller shall pay the base premium for the Title Policy, the cost of the Survey, one-half of the recording fees and one-half of the Title Company's customary escrow and closing fees. Purchaser shall pay all costs associated with its due diligence, including the cost of appraisals, architectural, engineering, credit and environmental reports, all title insurance premiums and costs other than the base premium paid by Seller as provided for above, the cost of any modifications to the Survey requested by Purchaser, one-half of the recording fees and one-half of the Title Company's customary escrow and closing fees. Purchaser and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. All other customary purchase and sale closing costs shall be paid by Seller or Purchaser in accordance with the custom in the jurisdiction where the Property is located.

        (K) LEASE EXPENSES. At Closing, Purchaser shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Purchaser shall assume Seller's obligations to pay, when due (whether on a stated due date or by acceleration) any Reimbursable Lease Expenses unpaid as of the Closing, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims for such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Purchaser shall survive the Closing. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof.

        SECTION 8.5. POSSESSION. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject only to the Leases (and any subleases), rights arising under the Continuing Contracts and any other Contracts to be assigned to Purchaser in accordance with SECTION 5.5, the Parking Agreement, the Telecommunication Agreements, and the Permitted Exceptions. Seller and Purchaser covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Purchaser, in sufficient copies for transmittal to all Tenants and properly addressed to all such Tenants. Such notice shall be prepared by Purchaser and approved by Seller, shall notify the Tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Purchaser agrees to transmit or otherwise deliver such letters to the Tenants promptly after the Closing.

                                    ARTICLE 9

                             REAL ESTATE COMMISSION

        SECTION 9.1. COMMISSIONS. If and when, but only if and when, the Closing is completed and the Purchase Price is paid in full, Seller shall be obligated to pay a real estate commission and/or brokerage fee to Seller's Broker in accordance with a separate agreement between Seller and Seller's Broker. Seller and Purchaser represent and warrant to each other that no other brokerage fee or real estate commission is or shall be due or owing in connection with this transaction, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other broker or agent based on action or alleged action of the other. The provisions of this paragraph shall survive the Closing.

                                   ARTICLE 10

                             TERMINATION AND DEFAULT

        SECTION 10.1. TERMINATION WITHOUT DEFAULT. If the sale of the Property is not consummated because of the failure of any condition precedent to Purchaser's obligations expressly set forth in this Agreement or for any other reason except a default by Purchaser in its obligation to purchase the Property in accordance with the provisions of this Agreement, and provided that Purchaser has performed or tendered performance of all of its material obligations under this Agreement, the Deposit (other than the Nonrefundable Portion of the Deposit) shall be returned to Purchaser promptly following Purchaser's compliance with its obligations under SECTION 5.3(c).

        SECTION 10.2. PURCHASER'S DEFAULT. If the sale contemplated hereby is not consummated because of a default by Purchaser in its obligation to purchase the Property in accordance with the terms of this Agreement after Seller has performed or tendered performance of all of its material obligations in accordance with this Agreement, then: (a) this Agreement shall terminate; (b) the Deposit shall be paid to and retained by Seller as liquidated damages; and
(c) except for Purchaser's Surviving Obligations, Seller and Purchaser shall have no further obligations to each other. THE PARTIES HERETO, BEFORE ENTERING INTO THIS AGREEMENT, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT THAT PURCHASER SHOULD FAIL TO PURCHASE THE PROPERTY SUBJECT TO AND IN ACCORDING TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. PURCHASER AND SELLER ACKNOWLEDGE THAT THE DAMAGES TO SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS

AGREEMENT AND UNDER THE CIRCUMSTANCES THAT SELLER AND PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. THE PARTIES, HAVING MADE A DILIGENT ENDEAVOR TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES WHICH SELLER WOULD SUFFER IN THE EVENT OF PURCHASER'S FAILURE TO PURCHASE THE PROPERTY SUBJECT TO AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS THE SUM EQUAL TO THE AMOUNT OF THE DEPOSIT. THEREFORE, IN THE EVENT THAT THE SALE CONTEMPLATED HEREBY SHALL FAIL TO CLOSE FOR ANY REASON OTHER THAN SELLER'S DEFAULT HEREUNDER OR THE FAIURE OF ANY CONDITION PRECEDENT IN FAVOR OF PURCHASER EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER SHALL BE ENTITLED TO AND SHALL RETAIN THE ENTIRE DEPOSIT AS LIQUIDATED DAMAGES AND AS ITS SOLE REMEDY AT LAW OR IN EQUITY. THE AMOUNT OF THE LIQUIDATED DAMAGES HAS BEEN ESTABLISHED BY THE PARTIES AS THE AMOUNT OF THE MONETARY DAMAGES SELLER WILL SUFFER BASED SOLELY UPON A FAILURE BY PURCHASER TO PURCHASE THE PROPERTY AND SELLER SHALL BE ENTITLED TO RECOVER NO OTHER DAMAGES FROM PURCHASER BASED SOLELY UPON A FAILURE BY PURCHASER TO PURCHASE THE PROPERTY. BY INITIALING BELOW, THE PARTIES EXPRESSLY UNDERSTAND AND AGREE TO THE FOREGOING PROVISIONS RELATING TO LIQUIDATED DAMAGES.

        This SECTION 10.2 is intended only to liquidate and limit Seller's right to damages arising due to Purchaser's failure to purchase the Property in accordance with the terms of this Agreement and shall not limit the obligations of Purchaser pursuant to SECTIONS 5.1, 5.3, 9.1, 11.8 or 11.18 of this Agreement.

        SECTION 10.3. SELLER'S DEFAULT. If Purchaser shall have performed or tendered performance of all of its material obligations under this Agreement, and the sale contemplated hereby is not consummated because of a default by Seller in its obligation to sell the Property in accordance with the terms of this Agreement, then, Purchaser may, as its sole and exclusive remedy at law or in equity: (a) terminate this Agreement by giving written notice thereof to Seller, in which event the Deposit (including the Nonrefundable Portion of the Deposit) will be returned to Purchaser promptly following Purchaser's compliance with its obligations under SECTION 5.3(C) and the parties shall have no further obligation to each other except for Purchaser's Surviving Obligations; (b) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement; or (c) specifically enforce this Agreement. Purchaser hereby irrevocably waives any other right or remedy for such default. As a condition precedent to Purchaser exercising any right to bring an action for specific performance as the result of Seller's default hereunder, Purchaser must commence such action within sixty (60) days after the occurrence of such default. Purchaser agrees that its failure timely to commence such an action for specific performance within such sixty (60) day period shall be deemed a waiver by it of its right to commence such an action.

        SECTION 10.4. BREACH OF REPRESENTATIONS. Seller and Purchaser agree that, following the Closing, each shall be liable for the direct, but not consequential or punitive, damages resulting from any breach of its representations and warranties expressly set forth in ARTICLE 7 hereof and in any Seller Estoppel provided by Seller; provided, however, that: (i) the total liability of Seller for all such breaches and any matters relating thereto shall not, in the aggregate, exceed the Post Closing Claim Cap; (ii) the total liability of Purchaser for all such breaches and any matters relating thereto shall not, in the aggregate, exceed the Post Closing Claim Cap; (iii) such representations and warranties are personal to Seller and Purchaser and may not be assigned to or enforced by any other Person, other than to an assignee of Purchaser in accordance with SECTION 11.3; and (iv) the representations and warranties of Seller set forth in this Agreement or in any document or certificate delivered by Seller in connection herewith shall survive the Closing for a period of one hundred eighty (180) days; provided, however, that no claim with respect to such representations and warranties of Seller shall be valid or enforceable, at law or in equity, unless written notice containing a description of the specific nature of such claim shall have been given by Purchaser to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within two (2) years of Closing. Notwithstanding the foregoing, however, if the Closing occurs, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties in this Agreement or any document executed by Seller in connection herewith being untrue, inaccurate or incorrect if Purchaser knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing. Purchaser further agrees that, following the Closing, no claim may or shall be made for any alleged breach of any representations or warranties made by Seller under or relating to this Agreement (including any claim under any Seller's Estoppel Certificate) unless the amount of such claim or claims, individually or in the aggregate, exceeds $50,000 (at which point, subject to the above provisions, Seller shall be liable for all such damages caused thereby relating back to the first dollar of loss).

                                   ARTICLE 11

                                  MISCELLANEOUS

        SECTION 11.1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

        SECTION 11.2. BINDING ON SUCCESSORS AND ASSIGNS. Subject to SECTION 11.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 11.3. ASSIGNMENT BY PURCHASER. Without the prior written consent of Seller, Purchaser shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller, be of no force or effect and shall constitute a default by Purchaser. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement subject to the following conditions: (a) the assignment must be to an Affiliate; (b) such assignee must assume all of Purchaser's obligations hereunder in a manner reasonably acceptable to Seller and become jointly and severally liable with Purchaser for all such obligations; and (c) at least two (2) Business Days prior to the proposed assignment, Purchaser shall provide Seller with notice thereof and evidence that the foregoing conditions are satisfied. For purposes of this SECTION 11.3, the term "AFFILIATE" shall mean: (i) an entity that controls, is controlled by, or is under common control with Purchaser, (ii) any partnership in which Purchaser or Purchaser's controlling member is the general partner, (iii) any fund or entity sponsored by Purchaser, or (iv) any entity that retains Purchaser or a company affiliated with Purchaser to manage the Property.

        SECTION 11.4. WAIVER. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

        SECTION 11.5. GOVERNING LAW.

        (a) This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of Texas without regard to the principles of choice of law or conflicts of law.

        (b) In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

        SECTION 11.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. A facsimile signature to this Agreement shall be sufficient to prove the execution hereby by any Person.

        SECTION 11.7. NOTICES. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by:
(i) by United States Postal Service, certified mail, return receipt requested,
(ii) by any nationally known overnight delivery service for next day delivery or
(iii) delivered in person. All notices shall be deemed to have been given upon receipt. All notices shall be addressed to the parties at the addresses below:

        To Seller:                      AEW/McCord, L.P.
                                        1021 Main Street
                                        Suite 1400
                                        Houston, Texas 77002
                                        Attn: Deidra Dierks

        With copies to:                 AEW Capital Management, L.P.
                                        World Trade Center East
                                        Two Seaport Lane
                                        Boston, Massachusetts  02110-2021
                                        Attention: Marc Davidson

                                and

                                        Piper Rudnick LLP
                                        One International Place
                                        Boston, Massachusetts 02110
                                        Attn: John L. Sullivan, Esq.

                                and

                                        Andrews Kurth LLP
                                        600 Travis, Suite 4200
                                        Houston, Texas  77002
                                        Attn: Michael A. Boyd, Esq.

        To Purchaser:                   Harvard Property Trust, LLC
                                        1323 N. Stemmons Freeway, Suite 200
                                        Dallas, Texas  75207
                                        Attention: Mr. Joe Dooley

        with a copy to:                 Powell & Coleman, L.L.P.
                                        8080 N. Central Expressway, Suite 1380
                                        Dallas, Texas  75206
                                        Attention: Patrick M Arnold

        Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this SECTION 11.7. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

        SECTION 11.8. ATTORNEYS' FEES. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or position prevailed.

        SECTION 11.9. IRS REAL ESTATE SALES REPORTING. Purchaser and Seller hereby agree that the Escrow Agent shall act as "the person responsible for closing" the transaction which is the subject of this Agreement pursuant to
Section 6045(e) of the Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

        SECTION 11.10. TIME PERIODS. Any reference in this Agreement to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years, as applicable. In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

        SECTION 11.11. MODIFICATION OF AGREEMENT. No modification of this Agreement shall be deemed effective unless in writing and signed by both Seller and Purchaser.

        SECTION 11.12. FURTHER INSTRUMENTS. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

        SECTION 11.13. DESCRIPTIVE HEADINGS; WORD MEANING. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as "herein", "hereinafter", "hereof" and "hereunder" when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word "including" shall not be restrictive and shall be interpreted as if followed by the words "without limitation."

        SECTION 11.14. TIME OF THE ESSENCE. Time is of the essence of this Agreement and all covenants and deadlines hereunder. Without limiting the foregoing, Purchaser and Seller hereby confirm their intention and agreement that time shall be of the essence of each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement. The agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement shall not be waived or modified by any conduct of the parties, and the agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement may only be modified or waived by the express written agreement of Purchaser and Seller that time shall not be of the essence with respect to a particular date or time period, or any modification or extension thereof, which is provided under this Agreement.

        SECTION 11.15. TENANT IN COMMON INTERESTS Purchaser has advised Seller that Purchaser may solicit investments in the Property from investors that will acquire undivided interests in the Property and become tenants-in-common therein ("TIC INVESTORS"). Notwithstanding anything contained in this Agreement to the contrary, Seller and Purchaser agree as follows: (i) Purchaser shall have the right to distribute information about the Property and this Agreement to advisors of potential TIC Investors and brokers who may facilitate the sale of tenant-in-common interests in the Property to potential TIC Investors, provided that (1) each Person to whom such information is disclosed shall be informed in writing of the confidentiality requirements of Section 5.3 of this Agreement and
(2) Purchaser shall be responsible for any violation of the confidentiality provisions of this Agreement by any Person to whom Purchaser discloses such information; (ii) at the Closing, Purchaser may designate one or more TIC Investors as nominees for purposes of acquiring title to the Property at Closing, provided that Purchaser shall give Seller not less than five (5) Business Days prior written notice of the name of all such designees; (iii) Purchaser shall be responsible for preparing the deed to each such nominee (which deed shall be in the form attached to this Agreement); (iv) Purchaser shall be responsible for all expenses relating to the conveyance of the Property to the TIC Investors, including any additional recording fees or escrow charges;
(v) Purchaser's obligations under this Agreement are not in any way conditioned upon its ability to have any portion of the Property acquired by TIC Investors, and in no event shall the naming of potential TIC Investors as nominees of Purchaser for the purposes of acquiring title to the Property in any way limit or affect Purchaser's obligations or liabilities under this Agreement; (vi) in no event shall Purchaser be entitled to extend the Closing Date in order accommodate the sale of interests in the Property to TIC Investors; (vii) Purchaser shall be solely responsible for, and shall indemnify, defend and hold the Seller harmless from, all liabilities, costs and expenses relating to the sale of interests in the Property to TIC Investors, including all obligations and liabilities relating to state and federal securities law and Anti-Terrorism Laws; and (x) in no event shall any TIC Investor have any rights under this Agreement or be a third-party beneficiary of this Agreement. The indemnification provision set forth above shall survive the Closing or termination of this Agreement.

        SECTION 11.16. SECTION 1031 EXCHANGE In the event that Purchaser elects to purchase the Property as part of a like kind exchange pursuant to Section 1031 of the Code (including, without limitation, a Section 1031 exchange involving tenancy in common interests), Seller agrees to cooperate as reasonably requested with Purchaser in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided, however, that: (a) the Closing shall not be delayed; (b) Seller incurs no additional cost or liability in connection with the like-kind exchange; (c) Purchaser pays all costs associated with the like-kind exchange; (d) Seller is not obligated to take title to any other property; (e) Purchaser's obligations under this Agreement are not in any way conditioned upon its ability to accomplish any like-kind exchange and in no event shall any actual or proposed like-kind exchange limit or affect Purchaser's obligations or liabilities under this Agreement; and (f) Purchaser shall be solely responsible for, and shall indemnify, defend and hold the Seller harmless from, all liabilities, costs and expenses relating to any actual or proposed like-kind exchange. The indemnification provision set forth above shall survive the Closing or termination of this Agreement.

        SECTION 11.17 CONSTRUCTION OF AGREEMENT. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

        SECTION 11.18. LIMITATIONS ON LIABILITY. Notwithstanding anything to the contrary in this Agreement, and subject to any additional limitations on Seller's liability set forth elsewhere in this Agreement: (a) Purchaser's recourse against Seller under this Agreement or any agreement, document, certificate or instrument delivered by Seller hereunder, or under any law, rule or regulation relating to the Property, shall be limited to Seller's interest in the Property (or, following the Closing, to the net proceeds of the sale of the Property actually received by Seller); and (b) in no event shall any of the Seller Parties have any personal liability hereunder or otherwise. The acceptance of the Deed shall constitute full performance of all of Seller's obligations hereunder other than those obligations of Seller, if any, that by the express terms hereof are to survive the Closing.

        SECTION 11.19. SEVERABILITY. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. If, however, any provision in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

        SECTION 11.20. NO RECORDING. The provisions hereof shall not constitute a lien on the Property. Neither Purchaser nor its agents or representatives shall record or file this Agreement or any notice or memorandum hereof in any public records; provided, however, that this provision shall not prohibit Purchaser from filing a copy of this Agreement with any court in which Purchaser brings an action for specific performance in accordance with SECTION 10.4. If Purchaser breaches the foregoing provision, this Agreement shall, at Seller's election, terminate, and Seller shall retain the Deposit in accordance with
SECTION 10.2. Purchaser hereby irrevocably appoints Seller as its true and lawful attorney-in-fact, coupled with an interest, for the purpose of executing and recording such documents and performing such other acts as may be necessary to terminate any recording or filing of this Agreement in violation of this provision.

        SECTION 11.21. NO IMPLIED AGREEMENT. Neither Seller nor Purchaser shall have any obligations in connection with the transaction contemplated by this Agreement unless both Seller and Purchaser, each acting in its sole discretion, elects to execute and deliver this Agreement to the other party. No correspondence, course of dealing or submission of drafts or final versions of this Agreement between Seller and Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of Seller or Purchaser shall arise unless and until this Agreement is fully executed by both Seller and Purchaser. Once executed and delivered by Seller and Purchaser, this Agreement shall be binding upon them notwithstanding the failure of Escrow Agent or any broker or other Person to execute this Agreement.

        SECTION 11.22. FACSIMILE SIGNATURES. Signatures to this Agreement, any amendment hereof and any notice given hereunder, transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Agreement (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement (or any amendment hereto), it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

          [The balance of this page has intentionally been left blank.
                            Signature pages follow.]

        IN WITNESS WHEREOF, Seller and Purchaser hereto have executed this Agreement as of the date first written above.


SELLER:                                                     PURCHASER:
------                                                      ---------

AEW/MCCORD, L.P.,                                           HARVARD PROPERTY TRUST, LLC,
a Delaware limited partnership                              a Delaware limited liability company

By:    McCord Holdings (Texas) GP #1, L.L.C.,
       a Delaware limited liability company, its             By: :______________________________
       Administrative Partner                                Name:______________________________
                                                             Title:_____________________________
                                                             Date: July 23, 2004

       By:_______________________________________
       Name:_____________________________________
       Title:____________________________________
       Date: July 23, 2004

By:    AEW Partners II, L.P., a Delaware limited
       partnership, its Managing Partner

       By:  AEW II, L.P., a Delaware limited
            Partnership, its general partner

            By:   Partners II Holdings, L.P.,
                  a Delaware limited partnership,
                  its general partner

            By:   AEW II Corporation,
                  a Delaware corporation,
                  its general partner

       By:_______________________________________
       Name:_____________________________________
       Title:____________________________________
       Date: July 23, 2004

                           RECEIPT BY THE ESCROW AGENT
                           ---------------------------

        This Agreement, fully executed by both Seller and Purchaser, has been received by the Escrow Agent this ____ day of _______________, 2004 and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to it.


                                            ESCROW AGENT

                                            Partners Title Company


                                            By:  ___________________________
                                                 Name:______________________
                                                 Title:_____________________

                                    EXHIBIT A
                                    ---------

                             DESCRIPTION OF THE LAND

                                    EXHIBIT B
                                    ---------

                           TENANT ESTOPPEL CERTIFICATE


[Name and address of Purchaser]

[Name and address of Purchaser's Lender]

                Re:     ______________________________________

Gentlemen:

                The undersigned ("Lessee") has executed and entered into that certain lease agreement ("Lease Agreement") attached hereto as EXHIBIT A and made a part hereof for all purposes with respect to those certain premises ("Leased Premises") which are located in the above-referenced project ("Project") and are more fully described in the Lease Agreement. Lessee understands that the entities to whom this letter is addressed (collectively, "Addressee") and the other Benefited Parties (as hereinafter defined) have committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that the Benefited Parties intend to take some other action in reliance upon this certification.

                With respect to the Lease Agreement, Lessee certifies to you the following, with the intention that you may rely fully thereon:

        1. A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit A;

        2. The original Lease Agreement is dated ___________, 200__, and has been assigned, modified, supplemented or amended only in the following respects:

                (Please write "None" above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as EXHIBIT A);

        3. Lessee is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite ______ of the Project, and the Leased Premises contain approximately ______ square feet.

        4. The initial term of the Lease Agreement commenced on _________________________, 19______, and ends at midnight on
_______________________ , 200______, at a monthly base rent of $ , and no rentals or other payments in advance of the current calendar month have been paid by Lessee, except as follows:

                (Please write "None" above or describe such matters on a separate sheet of paper);

        5. Base Rent with respect to the Lease Agreement has been paid by Lessee through __________________, 200______; all additional rents and other charges have been paid for the current periods;

        6. There are no concessions, bonuses, free months rent, rebates or other matters affecting the rent for Lessee, except as follows:

                (Please write "None" above or describe such matters on a separate sheet of paper);

        7. No security or other deposit has been paid by Lessee with respect to the Lease Agreement, except as follows:

                (Please write "None" above or describe such deposits on a separate sheet of paper);

        8. The Lease Agreement is in full force and effect and there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Lessor under the Lease Agreement, or entitle Lessee to any offset or defense against the prompt current payment of rent or constitute a default by Lessee under the Lease Agreement, except as follows:

                (Please write "None" above or describe such default on a separate sheet of paper);

        9. All improvements required to be made by Lessor under the terms of the Lease Agreement have been satisfactorily completed and accepted by Lessee as being in conformity with the Lease Agreement, except as follows:

                (Please write "None" above or describe such improvements on a separate sheet of paper);

        10. Lessee has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

                (Please write "None" above or describe such right or option on a separate sheet of paper);

        11. Lessee has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:

                (Please write "None" above or describe such right on a separate sheet of paper);

        12. To the best of Lessee's knowledge, any and all broker's leasing and other commissions relating to and/or resulting from Lessee's execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker's leasing or other commissions will be or become due or payable in connection with or as a result of either Lessee's execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Lessee's renewal of the Lease Agreement, except as follows:

                (Please write "None" above or describe such right on a separate sheet of paper);

        13. To the best of Lessee's knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental
Laws);

        14. The Leased Premises have not been used and Lessee does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste;

        15. Lessee has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Lessee aware of a basis for any such proceeding;

        16. There are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy or insolvency laws of the United States or of any state.

        17. Lessee understands that the Lease Agreement may be assigned to Addressee and Lessee agrees to attorn to Addressee in all respects in accordance with the Lease Agreement.

        For purposes hereof, the term "Benefited Parties" means Addressee and the following parties: (a) Landlord; (b) Behringer Harvard Travis Tower S LP, Behringer Harvard Travis Tower H LP, and their respective successors and assigns (including tenants in common purchasing an interest in the Property); and (c) any lender to which any party described in the foregoing clause (b) grants a deed of trust or other lien upon the Project.




                Dated: ______________________________, 200______.



                                          Very truly yours,





                                          __________________________________


                                          By:


                                          Name:


                                          Title:

                                   EXHIBIT B-1
                                   -----------

                           SELLER ESTOPPEL CERTIFICATE

TO: _   [Name and address of Purchaser]

    _   [Name and address of Purchaser's Lender]

        RE:     Lease dated ______________ between ____________________________
                ("LANDLORD") and __________________________ ("TENANT") for
                Leased Premises consisting of approximately ________________ square feet (the "PREMISES") located at ________________________ (the "Property")

                                   BACKGROUND
                                   ----------

        ___________________________ (the "SELLER") has this day conveyed to
_________________________ ("Purchaser") the property described in a Real Estate Purchase and Sale Agreement between Seller and Purchaser dated _______, ___, 200_ (the "PURCHASE AGREEMENT"). This Seller Estoppel Certificate is delivered by Seller to Purchaser pursuant to the Purchase Agreement and capitalized terms used herein without definition have the meaning given to them in the Purchase Agreement. Seller's liability hereunder shall be subject to the all time, dollar and other limitations on Seller's liability set forth in the Purchase Agreement. Whenever a representation herein is qualified by the phrase "to Seller's knowledge", or by words of similar import, such knowledge shall be limited as provided in the Purchase Agreement. No officer, director, owner, manager, trustee, or agent of Seller shall have any liability hereunder.

        Subject to the above limitations, and except as set forth in the Purchase Agreement or any Document, Seller hereby certifies as follows:

        1. The Lease constitutes the entire agreement between the Landlord and Tenant concerning the Premises and has not been modified or amended except as follows:

                ________________________________________________________________
                ________________________________________________________________
                ________________________________________________________________

        2.      The Lease is in full force and effect;

        3. To the best of Seller's knowledge, as of the date hereof, Tenant has no offsets or defenses to its performance of the terms and provisions of the Lease, including (without limitation) the payment of rent due thereunder;

        4. Tenant has accepted possession of the Premises pursuant to the terms of the Lease;

        5. All improvements and space required to be furnished by the Landlord under the Lease have been completed in all material respects and the Landlord has complied with all of its material obligations with respect to the construction, fixturing and equipping of the Premises, except as follows:
                __________________________________;

        6. The term of the Lease commenced on ____________, ____ and terminates on ____________, ______, subject to any extension provisions set forth in the Lease;

        7. Base rent of $_____________ is payable monthly in advance under the Lease. In addition to such base rent, Tenant pays its pro rata share of real estate taxes and operating expenses in accordance with the terms of the Lease. No rents have been paid more than 30 days in advance. Tenant has paid base rent through ___________, ______;

        8. The amount of the security deposit currently held by Landlord is $ ____________ (if none, so state); and

        9. To the best of Seller's knowledge, neither Seller nor the Tenant is in default in any of its material obligations under the Lease.

        Subject to the above limitations, this certificate is being delivered to you with the knowledge that you and the other Benefited Parties (as hereinafter defined) will rely upon it in making an investment in the Property. For purposes hereof, the term "BENEFITED PARTIES" means the addressees named above and the following parties: (a) Landlord; (b) Behringer Harvard Travis Tower S LP, and Behringer Harvard Travis Tower H LP; and (c) any lender to which any party described in the foregoing clause (b) grants a deed of trust or other lien upon the Property.

        This certificate is dated as of _________________, 2004.


                                                Seller


                                                By:_____________________
                                                   Name:
                                                   Title:

                                    EXHIBIT C
                                    ---------

                                    RENT ROLL



                                  TRAVIS TOWER
                               1301 TRAVIS STREET
                                 HOUSTON, TEXAS

                                    RENT ROLL
                               As of July 1, 2004









                                 [CHART OMITTED]

                                    EXHIBIT D
                                    ---------

                          LIST OF CONTINUING CONTRACTS



        Electric Energy Sales Agreement dated May 29, 2003 with Reliant Energy Solutions, LLC, as amended by First Amendment to Electric Energy Sale Agreement dated as of April 21, 2004.

                                    EXHIBIT E
                                    ---------

                          TELECOMMUNICATION AGREEMENTS



Cypress Communications, Inc. - Agreement dated ________________

Metropolitan Fiber Systems of Houston, Inc.  - Agreement dated ________________

Winstar Wireless, Inc.  - Agreement dated ________________

Yipes Communications, Inc.  - Agreement dated ________________

                                    EXHIBIT F
                                    ---------

                                  FORM OF DEED

SPECIAL WARRANTY DEED


THE STATE OF TEXAS             ss.
                               ss.        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________            ss.

        THAT , a _____________________________ ("Grantor"), whose mailing address is ________________________________________________, for and in
consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in cash to Grantor by the Grantee herein named, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these: presents does GRANT, BARGAIN, SELL and CONVEY unto _________________________________, a
________________________ ("Grantee"), whose mailing address is
_______________________________, that certain real property situated in the County of _________________, Texas, more particularly described on EXHIBIT A attached hereto and made a part hereof for all purposes ("Property").

        TO HAVE AND TO HOLD the Property and all improvements thereon, together with all and singular the rights and appurtenances thereto and in any wise belonging unto the said Grantee, its legal representatives, successors and assigns, forever; and Grantor does hereby bind itself, its legal representatives and successors, to Warrant and Forever Defend all and singular the Property, unto the said Grantee, its legal representatives, successors and assigns, against every person whomsoever, lawfully claiming or to claim the same, or any part thereof by, through or under Grantor, but not otherwise.

        This conveyance is made and delivered subject to all matters of record as of the date hereof including, without limitation, those matters of title set forth on EXHIBIT B attached hereto and incorporated herein by reference, but only to the extent the same, in fact, do exist and are applicable to the Property.

        Grantee, by its acceptance hereof, assumes liability for the payment of all ad valorem taxes and assessments for the Property for the calendar year of the date of this Special Warranty Deed and for all subsequent years.

        IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed on the ______ day of _________________, 200__.




[SELLER]




                        THE COMMONWEALTH OF MASSACHUSETTS

_____________, ss.                                               ____ ____, 2004

        Then personally appeared the above named
__________________________________. ____________________________ of
_____________ and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of __________________________ before me.


                                              ____________________________
                                              Notary Public
                                              My Commission expires:

                                    EXHIBIT G
                                    ---------

                       BILL OF SALE AND GENERAL ASSIGNMENT


        KNOW ALL PEOPLE BY THESE PRESENTS, that ______________________________, with an address at c/o _____________________________ ("SELLER"), for and in
consideration of the sum of Ten and No/100 Dollars ($10.00) lawful money of the United States, and other good and valuable consideration to Seller in hand paid, at or before the ensealing and delivery of these presents, by ___________________________, a _____________ _______________ whose post office address is _____________________ ("PURCHASER"), the receipt and sufficiency of which is hereby acknowledged, has bargained and sold, and by these presents does grant, bargain, sell, convey, set over, transfer, assign and deliver unto the Purchaser, its successors and assigns, the following:

        (a) All of Seller's right, title and interest in and to all fixtures, equipment and articles of personal property (except for personal property owned by tenants) (hereinafter, the "PERSONALTY") attached to or located on and used in connection with the operation of the parcel of land described in EXHIBIT A attached hereto (the "LAND") and the buildings and improvements erected thereon (collectively, the "PREMISES"), which Personalty includes all personal property, if any, owned by Seller and located on and used in the operation and maintenance of the Premises, which Personalty is being conveyed simultaneously with the conveyance by Seller to Purchaser of all its right, title and interest in and to the Premises by a Deed of even date herewith;

        (b) All of Seller's right, title and interest in and to all those permits, licenses, certificates, approvals, authorizations, variances and consents (including any and all presently pending applications therefor) affecting the Land and the buildings and improvements thereon issued to Seller or to its predecessors in interest in the Premises as holder, claimant, licensee, permitee, successor in interest, applicant and/or owner or lessor of the Premises, by any and all federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus and offices thereof, having or claiming jurisdiction over the Premises, whether or not the same may presently be in full force and effect, all to the extent that Seller may lawfully transfer the same to Purchaser;

        (c) All of Seller's right, title and interest in and to all unexpired warranties and guaranties affecting the Premises and/or the Personalty, all to the extent that Seller may lawfully transfer the same to Purchaser (it being agreed that nothing in this Section (c) shall be construed to affect Seller's rights under such warranties and guaranties with respect to periods prior to the date hereof); and

        (d) All of Seller's right, title and interest in and to all appraisals, surveys, architectural and/or engineering renderings, plans and specifications, soils and other geological reports and studies, and all other reports, studies and other information relating in any way to development and/or use of the Premises.

        Notwithstanding the foregoing, the Excluded Items (as defined in the Real Estate Purchase and Sale Agreement dated ______ between Seller and _______) are not included in this bill of sale and assignment.

        To have and to hold the same unto Purchaser, its successors and assigns forever.

        This bill of sale and assignment is made without any warranties, express or implied, except for those representations and warranties, if any, expressly set forth in that Real Estate Purchase and Sale Agreement between Seller and ______________________ dated as of ________________, 200__ (the "AGREEMENT"), all of which are subject to the limitations set forth in the Agreement.

        IN WITNESS WHEREOF, this Bill of Sale has been duly signed and sealed by the Seller as of the _____ day of ___________, 200__.


                                             SELLER:

                                             [Name]


                                             By: _______________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT A
                                    ---------
                                (to Bill of Sale)
                              Property Description

                                    EXHIBIT H
                                    ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "ASSIGNMENT") is executed as of ________________, 200__ ---------- by and between
___________________________ ("ASSIGNOR"), and __________________________
("ASSIGNEE"). -------- --------

                                   BACKGROUND

        Assignor has this day conveyed to the Assignee the property located in ______________, ____________ County, ______________, more particularly described in EXHIBIT A hereto (the "PREMISES") and, in connection with the conveyance of the Premises, Assignor and Assignee intend that Assignor's right, title, interests, powers, and privileges in and under all leases and security deposits affecting the Premises and other matters stated herein be assigned and transferred to Assignee.

                                    AGREEMENT

        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. LEASES. Assignor hereby transfers and assigns to Assignee any and all right, title and interest which Assignor may have, as landlord or otherwise, in leases with tenants covering spaces in the Premises (collectively the "LEASES"), including but not limited to the leases listed in EXHIBIT B attached hereto and made a part hereof. Assignee hereby assumes all liabilities and obligations of Assignor under the Leases arising or accruing from and after the date hereof including, without limitation, all obligations with respect to all security deposits with respect to the Leases.

        2. SECURITY DEPOSITS. Assignor hereby transfers and assigns to Assignee all security deposits held by the Assignor relative to the Leases.

        3. CONTRACTS. Assignor hereby transfers and assigns to Assignee any and all right, title and interest which Assignor may have in the contracts, if any, listed in EXHIBIT C attached hereto and made a part hereof (collectively, the "CONTRACTS"). By executing this Assignment, Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of the Contracts on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto. Assignee hereby assumes all liabilities and obligations of Assignor under the Contracts arising or accruing from and after the date hereof and agrees to indemnify, defend and hold Seller harmless with respect thereto.

        4. SUCCESSORS AND ASSIGNS. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

        5. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of the State of Texas.

        6. NO REPRESENTATIONS. This assignment is made without any representation or warranty, express or implied, except for those representations and warranties, if any, expressly set forth in that Real Estate Purchase and Sale Agreement between Assignor and _______________________ dated as of _____________, 2004 (the "AGREEMENT"), all of which are subject to the limitations set forth in the Agreement.

        IN WITNESS WHEREOF, this Assignment has been duly signed and sealed by the parties as of the date set forth above.

                                             ASSIGNOR:

                                             [Name]

                                             By: ____________________________
                                                 Name:_______________________
                                                 Title:______________________


                                             ASSIGNEE:

                                             [Name]


                                             By: ____________________________
                                                 Name:_______________________
                                                 Title:______________________

                                    EXHIBIT A
                                    ---------
                         (to Assignment and Assumption)

                              Property Description

                                    EXHIBIT B
                                    ---------
                         (to Assignment and Assumption)


                                    Rent Roll

                                    EXHIBIT C

                               Assigned Contracts
                         (to Assignment and Assumption)

         [List the Parking Agreement, the Telecommunication Agreements,
          the Continuing Contracts and any other Contracts assigned to
                    Purchaser in accordance with SECTION 5.5]

                                    EXHIBIT I
                                    ---------

                           REPRESENTATION CERTIFICATE


        The undersigned, as Seller under a Real Estate Purchase and Sale Agreement ("PURCHASE AGREEMENT") dated as of _________________, 200__ between _________________________ ("SELLER") and _____________________________
("PURCHASER"), does hereby certify to Purchaser as follows:

        Except as otherwise disclosed in writing to Purchaser, the representations and warranties set forth in Section 7.2 of the Purchase Agreement are hereby reaffirmed as of the date hereof.

        Seller's liability hereunder shall be subject to the limitations set forth in the Purchase Agreement.

        Dated as of this ____ day of ____________, 200__.


                                        Seller:

                                        [Name]


                                        By: __________________________________
                                            Name:_____________________________
                                            Title:____________________________

                                    EXHIBIT J

                     FORM OF AGREEMENT RE: LETTER OF CREDIT

                           [Insert Purchaser Address]


                            _____________, ___, 200_



[Insert Seller Address]


        RE:     Real Estate Purchase and Sale Agreement dated _______between
________________ and _______________ (the "PURCHASE AGREEMENT")

Dear ______:

        Reference is made to the following facts which constitute the background to this agreement:

        A. _______________ ("SELLER") is the owner of certain property known as _____________________ (the "PROPERTY");

        B. Pursuant to the terms of the Purchase Agreement, _______________("PURCHASER") is acquiring title to the Property on the date hereof. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them under the terms of the Purchase Agreement.

        C. Pursuant to the Assignment and Assumption of Leases being executed and delivered pursuant to the Purchase Agreement, Seller has assigned to Purchaser all of Seller's right, title and interest in all tenant security deposits with respect to the Property (whether held in cash or in the form of letters of credit).

        D. In lieu of a cash security deposit, ________________ ("TENANT") has furnished Seller with a certain letter of credit dated ______________ in the amount of $___________, issued by _______________ (Irrevocable Standby Letter of Credit Number ____________) for the account of ____________ and naming Seller as the beneficiary (such letter of credit, and any extension or replacement thereof, being referred to herein as the "LETTER OF CREDIT").

        E. Although Seller and Purchaser are this date closing the transaction contemplated under the Purchase Agreement, Seller has not yet completed the process of having the Letter of Credit assigned or amended to name Purchaser as beneficiary, or replaced with a replacement letter of credit in form and substance reasonably satisfactory to Purchaser and issued by an institution acceptable to Purchaser (any such assignment, amendment or replacement being referred to herein as the Assignment of the Letter of Credit).

        F. Seller and Purchaser have made certain agreements with respect to the Assignment of the Letter of Credit and, until such Assignment is accomplished, with respect to the administration of the Letter of Credit, all as more particularly hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration in hand this day paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows with respect to the Letter of Credit:

        1. Seller agrees to exercise reasonably diligent efforts to accomplish the Assignment of the Letter of Credit in a form and manner reasonably acceptable to Purchaser on or before the date which is 30 days following the date hereof. Seller agrees to execute and deliver such instruments the issuer of the Letter of Credit shall reasonably request to assign such Letter of Credit to Purchaser provided that Seller does not incur any material cost or liability in connection therewith.

        2. Until the date on which the Assignment of the Letter of Credit has been accomplished (the "ASSIGNMENT DATE"), Purchaser hereby appoints Seller as Purchaser's agent for purposes of holding and administering the Letter of Credit strictly in accordance with Purchaser's direction, and Seller hereby accepts such appointment and acknowledges that the Letter of Credit is being held by Seller in Seller's name in its capacity as agent for Purchaser and Seller hereby irrevocably disclaims any claim to the Letter of Credit or the proceeds of any draw thereunder.

        3.      Seller agrees that until the Assignment Date:

                (i) Seller shall present and draw upon the Letter of Credit promptly upon the written demand of Purchaser and furnish Purchaser with the full proceeds of any such draw or draws;

                (ii) Seller shall not draw on the Letter of Credit nor consent to any amendment, modification or termination of the Letter of Credit without the prior written consent of Purchaser (which consent Purchaser may grant or withhold in its sole discretion); and

                (iii) Seller shall promptly forward to Purchaser (in the manner provided for notice under the Purchase Agreement) any correspondence received by Seller with respect to the Letter of Credit.

        Purchaser shall indemnify and hold Seller harmless from and against any and all loss, cost, damage and expense incurred by Seller arising out of any action taken by Seller under this Paragraph 3 based upon Purchaser's instructions (except to the extent arising from Seller's gross negligence or willful misconduct).

        4. On the Assignment Date, Seller shall furnish Purchaser with originals of the Letter of Credit and any amendment, assignment or replacement thereof effecting the Assignment, and upon Purchaser's written confirmation of its receipt thereof this agreement shall terminate and be of no further force or effect.

        5. This agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

        Kindly confirm your agreement with the foregoing by countersigning this letter agreement in the space indicated below, whereupon this agreement shall take effect as an instrument under seal for all purposes.


                                        Sincerely,

                                        [Insert Purchaser Name]


                                        By:   __________________________________
                                              Name:
                                              Title:

CONFIRMED AND AGREED:
[Insert Seller Name]


By:   ______________________________________
      Name:
      Title: